AMENDED AND RESTATED

GLOBAL CUSTODY AND FUND ACCOUNTING AGREEMENT

Table of Contents

1. INTENTION OF THE PARTIES; DEFINITIONS	1

1.1 Intention of the Parties	1

1.2 Definitions	1

2. WHAT BANK IS REQUIRED TO DO	4

2.1 Set Up Accounts	4

2.2 Cash Account	5

2.3 Segregation of Assets; Nominee Name	6

2.4 Settlement of Trades	7

2.5 Contractual Settlement Date Accounting	7

2.6 Actual Settlement Date Accounting	8

2.7 Income Collection (AutoCredit®)	8

2.8 Certain Ministerial Acts	8

2.9 Corporate Actions	9

2.10 Class Action Litigation	9

2.11 Proxies	10

2.12 Statements and Information Available On-Line and other Reports	11

2.13 Access to Bank’s Records	12

2.14 Maintenance of Financial Assets at Subcustodian Locations	12

2.15 Tax Relief Services	12

2.16 Fund Accounting Services	13

2.17 Reserved	13

2.18 Money Market Fund Services	13

2.19 Restricted Markets	13

2.20 Compliance with SEC rule 17f-5 (“rule 17f-5”)	14

2.21 Compliance with SEC rule 17f-7 (“rule 17f-7”)	15

2.22 Notifications	16

2.23 Agency Services to Facilitate Certain Foreign Exchange Transactions	16

2.24 Change Requests	17

3. INSTRUCTIONS	17

3.1 Acting on Instructions; Method of Instruction; Unclear Instructions	17

i

3.2 Verification and Security Procedures	18

3.3 Instructions; Contrary to Law/Market Practice	18

3.4 Cut-off Times	19

3.5 Electronic Access	19

4. FEES, EXPENSES AND OTHER AMOUNTS OWING TO BANK	19

4.1 Fees and Expenses	19

4.2 Overdrafts	20

4.3 Bank’s Right Over Securities; Set-off	20

5. SUBCUSTODIANS, SECURITIES DEPOSITORIES, AND OTHER AGENTS	22

5.1 Appointment of Subcustodians; Use of Securities Depositories	22

5.2 Liability for Subcustodians	23

5.3 Use of Agents	24

6. ADDITIONAL PROVISIONS RELATING TO CUSTOMER	24

6.1 Representations of Customer and Bank	24

6.2 Customer to Provide Certain Information to Bank	25

6.3 Customer is Liable to Bank Even if it is Acting for Another Person	26

6.4 Special Settlement Services	26

7. WHEN BANK IS LIABLE TO CUSTOMER	26

7.1 Standard of Care; Liability	26

7.2 Force Majeure	28

7.3 Bank May Consult With Counsel	29

7.4 Bank Provides Diverse Financial Services and May Generate Profits as a Result	29

7.5. Assets Held Outside Bank’s Control	29

7.6. Service Locations	29

8. TAXATION	30

8.1 Tax Obligations	30

8.2 Tax Relief Services	31

9. TERMINATION; EXIT PROCEDURE	31

9.1 Term; Termination	31

9.2. Exit Procedure	31

9.3. Inactive Securities Accounts	32

9.4 Appointment of Successor Custodian	32

10. MISCELLANEOUS	33

10.1 Notices	33

ii

10.2 Successors and Assigns	33

10.3 Interpretation	34

10.4 Entire Agreement	34

10.5 Information Concerning Deposits at Bank’s Non-U.S. Branch	34

10.6 Insurance	34

10.7 Governing Law and Jurisdiction	35

10.8 Severability; Waiver; and Survival	35

10.9 Counterparts	36

10.10 Security Holding Disclosure	36

10.11 U.S. Regulatory Disclosure	36

10.12 Confidentiality	37

10.13 Data Privacy	37

10.14 No Third Party Beneficiaries	38

10.15 Several Obligations of the Funds	38

10.16 Use of J.P. Morgan’s Name	38

SCHEDULE A List of Entities Covered by the Global Custody and Fund Accounting Agreement	40

SCHEDULE B List of Transfer Accounts	44

SCHEDULE C Fund Accounting Services	45

SCHEDULE D Money Market Services	49

SCHEDULE E Amended Fee Schedule	52

SCHEDULE F J.P. Morgan Securities Services Global Custody Restricted Markets Schedule	62

SCHEDULE G Electronic Access	65

iii

AMENDED AND RESTATED

GLOBAL CUSTODY AND FUND ACCOUNTING

AGREEMENT

This Amended and Restated Global Custody and Fund Accounting Agreement, dated as of March 31, 2022, is between JPMORGAN CHASE BANK, N.A. (“Bank”), with a place of business at 4 Chase Metrotech Center, 6th Floor, Brooklyn, NY 11245; and each of the Trusts listed on Schedule A hereto, each of which is acting on behalf of each of the portfolios listed under its name on Schedule A (each, a “Fund”), with a place of business at 277 Park Avenue, New York, NY 10172. For purposes of this Agreement, each individual Fund is a separate “Customer.”

WHEREAS, Bank and each Customer entered into an Amended and Restated Global Custody and Fund Accounting Agreement dated as of September 1, 2010 (the “Original Agreement”);

WHEREAS, Bank and each Customer have entered into various amendments and addenda to the Original Agreement (collectively the “Amendments”), and now wish to amend and consolidate the Original Agreement and the Amendments, as well as such parties’ rights and obligations therein, by entering into this Agreement; and

NOW, THEREFORE, the parties hereto hereby agree to amend and restate the Original Agreement and Amendments as follows:

1. INTENTION OF THE PARTIES; DEFINITIONS

1.1	Intention of the Parties.

(a) This Agreement sets out the terms governing custodial, settlement and certain other associated services offered by Bank to Customer. Bank will be responsible for the performance of only those Securities custody duties that are set forth in this Agreement. Customer acknowledges that Bank is not providing any legal, tax or investment advice in connection with the services hereunder.

(b)Investing in foreign markets may be a risky enterprise. The holding of Financial Assets and cash in foreign jurisdictions may involve risks of loss or other special considerations. Bank will not be liable for any loss that results from the general risks of investing or Country Risk.

1.2	Definitions.

(a) As used herein, the following terms have the meaning hereinafter stated.

“Account” has the meaning set forth in Section 2.1 of this Agreement.

“Affiliate” means an entity controlling, controlled by, or under common control with, Bank.

“Affiliated Subcustodian” means a Subcustodian that is an Affiliate.

“AML/Sanctions Requirements” means (a) any Applicable Law (including but not limited to the rules and regulations of the United States Office of Foreign Assets Control) applicable to Bank, or to any Bank Affiliate engaged in servicing any Account, which governs (i) money laundering, the financing of terrorism, insider dealing or other unlawful activities, or the use of financial institutions to facilitate such activities or (ii) transactions involving individuals or institutions which have been prohibited by, or subject to, sanctions of any governmental authority; and (b) any Bank policies and procedures reasonably designed to assure compliance with any such Applicable Law.

“Applicable Laws” means the applicable laws in force in the United States, including the Investment Company Act of 1940 (“1940 Act”); the Investment Advisers Act of 1940, as amended; the Securities Act of 1933, as amended (“1933 Act”); and the Securities Exchange Act of 1934, as amended, as well as any applicable statute, treaty, rule, regulation or common law and any applicable decree, injunction, judgment, order, formal interpretation or ruling issued by a court or governmental entity.

“Authorized Person” means any person who has been designated by written notice from Customer (or by any agent designated by Customer, including, without limitation, an investment manager) to act on behalf of Customer hereunder. Such persons will continue to be Authorized Persons until such time as Bank receives Instructions from Customer (or its agent) that any such person is no longer an Authorized Person.

“Bank Indemnitees” means Bank, Affiliates, its Subcustodians, and their respective nominees, directors, officers, employees and agents.

“Bank’s London Branch” means the London branch office of JPMorgan Chase Bank, N.A.

“Business Day” means a day on which the Bank is generally open for business.

“Cash Account” has the meaning set forth in Section 2.1(a)(ii).

“Confidential Information” means and includes all non-public information concerning the Customer or the Accounts which Bank receives in the course of providing services under this Agreement. Nevertheless, the term Confidential Information shall not include information which is or becomes available to the general public by means other than Bank’s breach of the terms of this Agreement or information that Bank obtains on a non-confidential basis from a person who is not known to be subject to any obligation of confidentiality to any person with respect to that information.

“Corporate Action” means any subscription right, bonus issue, stock repurchase plan, redemption, exchange, tender offer, or similar matter with respect to a Financial Asset in the Securities Account that requires discretionary action by the holder, but does not include proxy solicitations.

“Country Risk” means the risk of investing or holding assets in a particular country or market, including, but not limited to, risks arising from nationalization, expropriation, capital controls or other governmental actions; the country’s financial infrastructure, including prevailing custody and settlement practices; laws applicable to the safekeeping and recovery of Financial Assets and cash held in custody; the regulation of the banking and securities industries, including changes in market rules; currency restrictions, devaluations or fluctuations; and market conditions affecting the orderly execution of securities transactions or the value of assets.

“Entitlement Holder” means the person named on the records of a Securities Intermediary as the person having a Securities Entitlement against the Securities Intermediary.

“Financial Asset” means a Security and refers, as the context requires, either to the asset itself or to the means by which a person’s claim to it is evidenced, including a Security, a security certificate, or a Securities Entitlement. “Financial Asset” does not include cash.

“Instructions” means any instructions that have been verified in accordance with a Security Procedure or, if no Security Procedure is applicable, which Bank reasonably believes to have been given by an Authorized Person. For the avoidance of doubt, the parties agree that a message (for example, a SWIFT message) issued in the name of Customer through any third party utility agreed upon by the parties as being a method for providing Instructions and authenticated in accordance with that utility’s customary procedures, shall be deemed to be an authorized Instruction.

“Liabilities” means any liabilities, losses, claims, costs, damages, penalties, fines, obligations, taxes (other than taxes based solely on a party’s own income) or expenses of any kind whatsoever (including, without limitation, reasonable attorneys’, accountants’, consultants’ or experts’ fees and disbursements).

“Overdraft” means any Liabilities that result in the Transfer Accounts being overdrawn.

“Portfolio Swap” means an equity swap contracted under the ISDA framework incorporating the definitions contained in the 2000 ISDA Definitions and the 2002 ISDA Equity Derivative Definitions.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities” means stocks, bonds, rights, warrants and other negotiable and non-negotiable instruments, whether issued in certificated or uncertificated form that are commonly traded or dealt in on securities exchanges or financial markets. “Securities” also means other obligations of an issuer, or shares, participations and interests in an issuer recognized in the country in which it is issued or dealt in as a medium for investment and any other property as may be acceptable to Bank for the Securities Account.

“Securities Account” means each Securities custody account on Bank’s records to which Financial Assets are or may be credited pursuant hereto.

“Securities Depository” has the meaning set forth in Section 5.1 of this Agreement.

“Securities Entitlement” means the rights and property interests of an Entitlement Holder with respect to a Financial Asset as set forth in Part 5 of Article 8 of the Uniform Commercial Code of the State of New York, as the same may be amended from time to time.

“Securities Intermediary” means Bank, a Subcustodian, a Securities Depository, and any other financial institution which in the ordinary course of business maintains Securities custody accounts for others and acts in that capacity.

“Security Procedure” means security procedures to be followed by Customer upon the issuance of an Instruction and/or by Bank upon the receipt of an Instruction, so as to enable Bank to verify that such Instruction is authorized, as set forth in service level documentation in effect from time to time between the parties with respect to the services set forth in this Agreement, or as otherwise agreed in writing by the parties. A Security Procedure may, without limitation, involve the use of algorithms, codes, passwords, encryption and telephone call backs. Customer acknowledges that Security Procedures are designed to verify the authenticity of, and not detect errors in, Instructions.

“Services” means the Custody and Fund Accounting Services provided under the Agreement.

“Subcustodian” has the meaning set forth in Section 5.1 and includes Affiliated Subcustodians.

“Transfer Account(s)” means the clearing account(s) listed on Schedule B hereto used to concentrate cash for the Customers so that monies transferring into and out of such clearing account(s) can be made as a single net payment or receipt by the Bank.

“Transfer Account Liabilities” means with respect to a given Customer that portion of any Overdraft, obligation, or other Liabilities arising under any of the Transfer Accounts that are attributable to transactions relating to that Customer, including purchases and redemptions of shares of that Customer.

“Transfer Agent” as used in Section 4.3 means DST Asset Manager Solutions, Inc. or any successor transfer agent appointed by the Customer.

“User Code” means a password digital certificate, identifier (including biometric identifier), security device, algorithm, encryption or other similar procedure used by the Customer or an Authorized Person to access Bank’s systems, applications or products or to issue Instructions to Bank.

(b) All terms in the singular will have the same meaning in the plural unless the context otherwise provides and vice versa.

2. WHAT BANK IS REQUIRED TO DO

2.1	Set Up Accounts.

(a) Bank will establish and maintain the following accounts (“Accounts”):

(i)

a Securities Account in the name of Customer for Financial Assets, which may be received by or on behalf of Bank or its Subcustodian for the account of Customer, including as an Entitlement Holder; and

(ii)	an account in the name of Customer (“Cash Account”) for any and all cash in any currency received by or on behalf of Bank for the account of Customer.

Notwithstanding paragraph (ii), cash held in respect of those markets where Customer is required to have a cash account in its own name held directly with the relevant Subcustodian or a Securities Depository will be held in that manner and will not be part of the Cash Account.

(b) At the request of Customer, additional Accounts may be opened in the future, which will be subject to the terms of this Agreement.

(c) Upon thirty (30) days’ prior notice to the Customer, the Bank may close any Account that it reasonably determines to be dormant unless the Customer objects to the closure of the Account. In the case of a dormant Cash Account, the Bank shall, upon closure of the Account, process any de minimis balances in that Cash Account as directed by Customer.

(d) the Bank’s obligation to open Accounts pursuant to Section 2.1(a) is conditional upon the Bank receiving such of the following documents as the Bank may require:

(i) a certified copy of the Customer’s constitutional documents as in force at the time of receipt;

(ii) evidence reasonably satisfactory to the Bank of the due authorization and execution of this Agreement by the Customer (for example by a certified copy of a resolution of the Customer’s board of directors or equivalent governing body);

(iii) fund manager mandate completed by the fund manager designated by the Customer;

(iv) information about the Customer’s financial status, such as its audited and unaudited financial statements, if any; and

(iv) in the case of any Account opened in a name other than that of the Customer, documentation with respect to that name similar to that set forth in sub-sections (i) – (iv).

2.2	Cash Account.

(a) Except as otherwise provided in Instructions acceptable to Bank, all cash held in the Cash Account will be (i) deposited during the period it is credited to the Accounts in one or more deposit accounts at Bank’s head office or at one of its non-U.S. branch offices and will constitute a debt owing to the Customer by Bank as banker, provided that (A) any cash so deposited with a non-US branch office will be payable exclusively by that branch office in the applicable currency, subject to compliance with Applicable Law, including, without limitation, any restrictions on transactions in the applicable currency imposed by the country of the applicable currency and (B) from time to time, the Bank may, in its discretion, pay interest on any such deposit account at a rate to be determined by the Bank (or charge interest if, at the time, the prevailing interest rate in the relevant market for similar deposits in the same currency is negative); or (ii) placed by the Bank with a Subcustodian in the country in which the applicable currency is issued, in which case the deposit will constitute a debt owing to the Customer by that bank or other financial institution and not the Bank, payable exclusively in the applicable currency at that bank or financial institution.

(b) Any amounts credited by the Bank to the Cash Account on the basis of a notice or an interim credit from a third party, may be reversed if the Bank does not receive final payment in a timely manner. The Bank will notify the Customer promptly of any such reversal.

2.3	Segregation of Assets; Nominee Name.

(a) Bank will identify in its records that Financial Assets credited to Customer’s Securities Account belong to Customer (except as otherwise may be agreed by Bank and Customer).

(b) To the extent permitted by Applicable Law or market practice, Bank will require each Subcustodian to identify in its own records that Financial Assets held at such Subcustodian by Bank on behalf of its customers belong to customers of Bank, such that it is readily apparent that the Financial Assets do not belong to Bank or the Subcustodian.

(c) Bank is authorized, in its discretion,

(i) to hold in bearer form, such Financial Assets as are customarily held in bearer form or are delivered to Bank or its Subcustodian in bearer form;

(ii) to hold Securities in or deposit Securities with any Securities Depository, settlement system or dematerialized book entry or similar systems;

(iii) to register in the name of Customer, Bank, a Subcustodian, a Securities Depository, or their respective nominees, such Financial Assets as are customarily held in registered form; and

(iv) to decline to accept any asset or property which it deems to be unsuitable or inconsistent with its custodial operations.

(d) Bank is authorized, when directed to do so by Customer, to hold Financial Assets at third parties and to register Financial Assets in broker “street name” or in the name of other third parties (or their nominees). Notwithstanding Section 7.1, Bank shall have no liability for any loss of Financial Assets or other damages resulting from holding or registering Financial Assets as so directed by Customer.

Customer authorizes Bank or its Subcustodian to hold Financial Assets in omnibus accounts and will accept delivery of Financial Assets of the same class and denomination as those with Bank or its Subcustodian.

(e) In the event that Customer requests the opening of any additional Account for the purpose of holding collateral pledged by Customer to a securities exchange, clearing corporation or other central counterparty (a “Counterparty”) to secure trading activity by Customer, or the pledge to a Counterparty of cash or individual Securities held in an Account, that Account (or the pledged cash or Securities) shall be subject to the collateral arrangements in effect between the Bank and the Counterparty in addition to the terms of this Agreement to the extent applicable.

(f) For the avoidance of doubt, unless Bank has provided prior written approval, the Customer may not instruct a third party to register any Financial Asset in the name of Bank, a Subcustodian, a Securities Depository or any of their respective nominees. The Customer agrees that any Financial Asset registered in the name of Bank, a Subcustodian, a Securities Depository or any of their respective nominees without Bank’s authorization shall not be considered to be held in custody under this Agreement.

2.4	Settlement of Trades.

When Bank receives an Instruction directing settlement of a transaction in Financial Assets that includes all information required by Bank, Bank will use reasonable care to effect such settlement as instructed. Settlement of transactions in Financial Assets will be conducted in accordance with prevailing standards of the market in which the transaction occurs. Without limiting the generality of the foregoing, the risk of loss will be Customer’s whenever Bank delivers Financial Assets or payment in accordance with applicable market practice in advance of receipt or settlement of the expected consideration. In the case of the failure of Customer’s counterparty (or other appropriate party) to deliver the expected consideration as agreed, Bank will contact the counterparty to seek settlement, but Bank will not be obligated to institute legal proceedings, file a proof of claim in any insolvency proceeding, or take any similar action. Bank reserves the right to reverse any transactions that are erroneously credited to the Accounts due to mis-postings, errors and other similar actions.

2.5	Contractual Settlement Date Accounting.

(a) Bank will effect book entries on a “contractual settlement date accounting” basis as described below with respect to the settlement of trades in those markets where Bank generally offers contractual settlement date accounting and will notify Customer of those markets from time to time.

(i) Sales: On the settlement date for a sale, Bank will credit the Cash Account with the proceeds of the sale and transfer the relevant Financial Assets to an account at the Bank pending settlement of the trade where not already delivered.

(ii) Purchases: On the settlement date for the purchase (or earlier, if market practice requires delivery of the purchase price before the settlement date), Bank will debit the Cash Account for the settlement amount and credit a separate account at the Bank. Bank then will post the Securities Account as awaiting receipt of the expected Financial Assets. Customer will not be entitled to the Financial Assets that are awaiting receipt until Bank or a Subcustodian actually receives them. If the Financial Asset is not received by Bank then Bank shall promptly credit the settlement amount back to the Cash Account.

Bank reserves the right to restrict in good faith the availability of contractual settlement date accounting for credit or operational reasons.

(b) Bank may (in its absolute discretion) upon oral or written notification to Customer reverse any debit or credit made pursuant to Section 2.5(a) prior to a transaction’s actual settlement, and Customer will be responsible for any costs or Liabilities resulting from such reversal. Customer acknowledges that the procedures described in this sub-section are of an administrative nature, and Bank does not undertake to make loans and/or Financial Assets available to Customer pursuant to this sub-section.

2.6	Actual Settlement Date Accounting.

With respect to any sale or purchase transaction that is not posted to the Account on the contractual settlement date as referred to in Section 2.5, Bank will post the transaction on the date on which the cash or Financial Assets received as consideration for the transaction is actually received by Bank.

2.7	Income Collection (AutoCredit®).

(a) The Bank will monitor information publicly available in the applicable market about forthcoming income payments on the Financial Assets held in the Securities Account, and will promptly notify the Customer of such information.

(b) Bank will credit the Cash Account with income and redemption proceeds on Financial Assets on the anticipated payment date, net of any taxes that are withheld by Bank or any third party (“AutoCredit”) for those Financial Assets and/or markets for which Bank customarily offers an AutoCredit service. However, Bank reserves right to restrict in good faith the availability of AutoCredit for credit or operational reasons. Upon request, Bank shall provide Customer with a list of AutoCredit markets. Bank may add markets or remove markets from the list of AutoCredit markets upon notice to the Customer that is reasonable in the circumstances. Bank may reverse such credits upon oral or written notification to Customer that Bank believes that the corresponding payment will not be received by Bank within a reasonable period or such credit was incorrect.

(c) When the AutoCredit service is not available, income on Financial Assets, net of any taxes withheld by the Bank or any third party, will be credited only after actual receipt and reconciliation by the Bank.

(d) Bank will make good faith efforts to timely contact appropriate parties to collect unpaid interest, dividends, or redemption proceeds, but neither Bank nor its Subcustodians will be obliged to file any formal notice of default, institute legal proceedings, file a proof of claim in any insolvency proceeding, or take any similar action.

2.8	Certain Ministerial Acts.

Until Bank receives Instructions to the contrary, Bank will:

(a) present all Financial Assets for which Bank has received notice of a call for redemption or that have otherwise matured, and all income and interest coupons and other income items that call for payment upon presentation;

(b) execute in the name of Customer such certificates as may be required to obtain payment in respect of Financial Assets;

(c) exchange interim or temporary documents of title for Financial Assets held in the Securities Account for definitive documents of title; and

(d) provide information concerning the Accounts to Subcustodians, Securities Depositories, counterparties, issuers of Financial Assets, governmental entities, securities exchanges, self-regulatory entities, and similar entities to the extent required by Applicable Law or as may be required in the ordinary course by market practice or otherwise in order to provide the services contemplated by this Agreement.

2.9	Corporate Actions.

(a) Bank will notify Customer of any Corporate Action of which information is either (i) received by it or by a Subcustodian to the extent that Bank’s central corporate actions department has actual knowledge of the Corporate Action in time to notify its customers in a timely manner; or (ii) published via a formal notice in publications and reporting services routinely used by Bank for this purpose in time for Bank to notify its customers in a timely manner. Bank does not commit, however, to provide information concerning Corporate Actions relating to Financial Assets being held at Customer’s request in a name not subject to the control of Bank or its Subcustodian.

(b) If an Authorized Person fails to provide Bank with timely Instructions with respect to any Corporate Action or class action, neither Bank nor its Subcustodians or their respective nominees will take any action in relation to that Corporate Action or class action, except as otherwise agreed in writing by Bank and Customer or as may be set forth by Bank as a default action in the notification it provides under Section 2.9 (a) with respect to that Corporate Action or class action.

(c) Bank may sell or otherwise dispose of fractional interests in Financial Assets arising out of a Corporate Action or class action litigation and, to the extent necessary to protect Customer’s interest in that Corporate Action or class action, credit the Cash Account with the proceeds of the sale or disposition. If some, but not all, of an outstanding class of Financial Asset is called for redemption, Bank may allot the amount redeemed among the respective beneficial holders of such class of Financial Asset in any manner Bank deems to be fair and equitable. Bank will promptly notify Customer of any action taken pursuant to this sub-section.

(d) Notices of Corporate Actions and class actions dispatched to Customer may have been obtained from sources which Bank does not control and may have been translated or summarized. Although Bank believes such sources to be reliable, Bank has no duty to verify the information contained in such notices nor the faithfulness of any translation or summary and therefore does not guarantee its accuracy, completeness or timeliness, and shall not be liable to Customer for any loss that may result from relying on such notice.

2.10	Class Action Litigation.

Any notices received by Bank’s corporate actions department about U.S. settled securities class action litigation that requires action by affected owners of the underlying Financial Assets will be promptly provided to Customer if Bank, using reasonable care and diligence in the circumstances, identifies that Customer was a shareholder and held the relevant Financial Assets in custody with Bank at the relevant time. Bank will not make filings in the name of Customer in respect to such notifications except as otherwise agreed in writing between Customer and Bank.

2.11	Proxies.

(a) Subject to and upon the terms of this sub-section, Bank will provide Customer with information which it receives on matters to be voted upon at meetings of holders of Financial Assets (“Notifications”), and Bank will act in accordance with Customer’s Instructions in relation to such Notifications (“the active proxy voting service”). If information is received by Bank at its proxy voting department too late to permit timely voting by Customer, Bank’s only obligation will be to provide, so far as reasonably practicable, a Notification (or summary information concerning a Notification) on an “information only” basis.

(b) The active proxy voting service is available only in certain markets, details of which are available from Bank on request. Provision of the active proxy voting service is conditional upon receipt by Bank of a duly completed enrollment form as well as additional documentation that may be required for certain markets.

(c) Bank will act upon Instructions to vote on matters referred to in a Notification, provided Instructions are received by Bank at its proxy voting department by the deadline referred to in the relevant Notification. If Instructions are not received by the deadline referred to in the relevant Notification, Bank shall take reasonable efforts to vote the proxy but Bank shall not be liable for any failure to submit the vote. It is Customer’s obligation to monitor the agreed upon means of providing Notifications to determine if new Notifications have been received.

(d) Bank reserves the right to provide Notifications or parts thereof in the language received. Bank will attempt in good faith to provide accurate and complete Notifications, whether or not translated.

(e) Customer acknowledges that Notifications and other information furnished pursuant to the active proxy voting service (“information”) are proprietary to Bank and that Bank owns all intellectual property rights, including copyrights and patents, embodied therein. Accordingly, Customer will not make any use of such information except in connection with the active proxy voting service.

(f) In markets where the active proxy voting service is not available or where Bank has not received a duly completed enrollment form or other relevant documentation, Bank will not provide Notifications to Customer but will endeavor to act upon Instructions to vote on matters before meetings of holders of Financial Assets where it is reasonably practicable for Bank (or its Subcustodians or nominees as the case may be) to do so and where such Instructions are received in time for Bank to take timely action (the “passive proxy voting service”).

(g) The proxy voting service does not include physical attendance at shareholder meetings. Requests for physical attendance at shareholder meetings can be made but they will be evaluated and agreed to by Bank on a case by case basis.

(h) Customer acknowledges that the provision of proxy voting services (whether active or passive) may be precluded or restricted under a variety of circumstances. These circumstances include, but are not limited to:

(i) the Financial Assets being on loan or out for registration,

(ii) the pendency of conversion or another corporate action;

(iii) Financial Assets being held at Customer’s request in a name not subject to the control of Bank or its Subcustodian;

(iv) in a margin or collateral account at Bank or another bank or broker, or otherwise in a manner which affects voting;

(v) local market regulations or practices, or restrictions by the issuer;

(vi) Bank being required to vote all shares held for a particular issue for all of Bank’s customers on a net basis (i.e. a net yes or no vote based on voting instructions received from all its customers). Where this is the case, Bank will inform Customer by means of the Notification.

(i) Notwithstanding the fact that Bank may act in a fiduciary capacity with respect to Customer under other agreements, in performing active or passive voting proxy services Bank will be acting solely as the agent of Customer, and will not exercise any discretion, with regard to such proxy services or vote any proxy except when directed by an Authorized Person.

2.12	Statements and Information Available On-Line and other Reports.

(a) Bank will provide the Customer with electronic access to Account information (the “Information”) that will enable the Customer to generate or receive reports and statements of account for each Account and to identify Financial Assets and cash held in each Account as well as Account transactions. Additionally, Bank will send (or make available on-line to) Customer an advice or notification of any transfers of cash or Financial Assets with respect to each Account. Bank will not be liable with respect to any matter set forth in those portions of any Information or any such advice (or reasonably implied therefrom) to which Customer has not given Bank a written exception or objection within sixty (60) days of the Information being made available, provided such matter is not the result of Bank’s negligence, willful misconduct or bad faith.

(b) Prices and other information obtained from third parties which may be contained in any Information or other statement sent to Customer have been obtained from sources Bank believes to be reliable. Bank does not, however, make any representation as to the accuracy of such information or that the prices specified necessarily reflect the proceeds that would be received on a disposal of the relevant Financial Assets.

(c) Customer acknowledges that, except as otherwise expressly agreed by Bank, records and reports available to it on-line may not be accurate due to mis-postings, delays in updating Account records, and other causes. Bank will not be liable for any Liabilities arising out of any such information accessed electronically that is subsequently updated or corrected by the close of business on the first business day after the original transaction was posted.

In the event of a known systemic issue with data available to Customer on-line, Bank will provide notice as soon as practicable to Customer of such issue via banner headline on the on-line system or other appropriate means of communication.

(d) Upon written request, Bank will supply a copy of its current SOC I Report to Customer. Upon written request, Bank shall provide Customer with information about Bank’s processes for the management and monitoring of Subcustodians for safeguarding Financial Assets.

2.13	Access to Bank’s Records.

The Bank shall create and maintain all records relating to its activities and obligations under this Agreement in such manner as will aid the Customer in fulfilling its obligations under the 1940 Act, with particular attention to Section 31 thereof and Rules 31a-1 and 31a-2 thereunder. All such records shall be property of Customer. Bank will allow Customer’s duly authorized officers, employees, and agents, including Customer’s independent public accountants, and the employees and agents of the SEC access at all times during the regular business hours of the Bank to such records. Subject to restrictions under Applicable Law, Bank also will obtain an undertaking to permit Customer’s independent public accountants, reasonable access to the records of any Subcustodian of Securities held in the Securities Account as may be required in connection with such examination.

In addition, the Bank shall cooperate with and supply necessary information to the entity or entities appointed by the Customer to keep its books of account and/or compute its net asset value. The Bank shall take all such reasonable actions as a Customer may from time to time request to enable a Customer to obtain, from year to year, favorable opinions from the Customer’s independent accountants with respect to the Bank’s activities hereunder in connection with (i) the preparation of any registration statement of a Customer and of a Customer’s reports on Form N-SAR and any other reports required by the SEC, and (ii) the fulfillment by the Customer of any other requirements of the SEC.

2.14	Maintenance of Financial Assets at Subcustodian Locations.

(a) Unless Instructions require another location acceptable to Bank, Financial Assets will be held in the country or jurisdiction in which their principal trading market is located, where such Financial Assets may be presented for payment, where such Financial Assets were acquired, or where such Financial Assets are held. Bank reserves the right to refuse to accept delivery of Financial Assets or cash in countries and jurisdictions other than those referred to in the subscustodians’ list located on http://marketintelligence.jpmchase.net, as amended from time to time (the “Subcustodians List”).

(b) Bank will not be obliged to follow an Instruction to hold Financial Assets with, or have them registered or recorded in the name of, any person not chosen by Bank. However, if Customer does instruct Bank to hold Securities and/or cash with or register or record Securities in the name of a person not chosen by Bank and Bank agrees to do so, the consequences of doing so are at Customer’s own risk and Bank (i) will not be liable therefor and (ii) may not provide services under this Agreement with respect to Securities or cash so held, including, without limitation, services provided under Sections 2.8, 2.9, 2.11, and 8.2.

2.15	Tax Relief Services.

Bank will provide tax relief services as provided in Section 8.2.

2.16	Fund Accounting Services.

(a) Bank shall perform fund accounting services (the “Fund Accounting Services”) as specified on the attached Schedule C – Fund Accounting Services. Bank will keep records relating to the Fund Accounting Services in such form and manner as it may deem appropriate or advisable.

(b) The Bank shall determine the net value of the assets and liabilities of an Account (including securities out on a loan and excluding collateral held therefor) in accordance with the procedures as directed by Customer provided such procedures are reasonably acceptable to Bank.

(c) Each Account’s and each share class’s net asset value shall be the result obtained by dividing the net value of such Account’s or share class’s assets and liabilities by the number of existing units of the same. In determining net asset value, fractions will be taken to two or four decimal places, as directed by the Customer. Net asset value shall be determined as of each valuation date (as defined in each Customer’s prospectus, the “Valuation Date”) before taking into account additions to and withdrawals from the Accounts occurring as of such Valuation Date. At the direction of the Customer, the Bank may make a uniform change on any Valuation Date in the value of all outstanding shares of an Account, either by creating a larger number of smaller shares or a smaller number of larger shares pro rata across all shareholders.

(d) In the event of any error or omission in connection with the calculation of the net asset value of any Account, the Bank’s liability and responsibility shall be subject to the materiality standards set forth in Exhibit A to Schedule C. In the event the Trust’s NAV Error Policy is revised, the Bank will be notified by the Customer’s fund administrator about the need to modify the standards in Exhibit A to Schedule C. The parties agree to negotiate in good faith in order to implement changes to Exhibit A to Schedule C caused by industry wide revisions.

(e) The Customer agrees that the accounting reports provided by the Bank, as well as any share class or other similar reports, are to enable the Customer to fulfill its statutory reporting and investor subscription/redemption obligations, and are not for investment, cash management or hedging purposes. Accordingly, notwithstanding any other provision herein to the contrary, the Customer agrees that the Bank shall have no liability whatsoever for any Liabilities incurred by the Customer as result of use of the accounting reports for investment, treasury or hedging purposes, including, but not limited to, for the purpose of currency overlay transactions.

2.17	Reserved.

[Reserved]

2.18	Money Market Fund Services.

Bank shall provide money market fund services as specified on the attached Schedule D.

2.19	Restricted Markets.

The Bank reserves the right to restrict the services it provides in certain markets it determines are restricted markets from time to time. A current list of these markets, and a summary of the related restrictions, is set forth on Schedule F hereto. The Bank may update Schedule F from time to time upon prompt notice to Customer.

2.20	Compliance with SEC rule 17f-5 (“rule 17f-5”).

(a) Customer’s board of directors (or equivalent body) (hereinafter ”Board”) hereby delegates to Bank, and, except as to the country or countries as to which Bank may, from time to time, advise Customer that it does not accept such delegation, Bank hereby accepts the delegation to it, of the obligation to perform as Customer’s ‘Foreign Custody Manager’ (as that term is defined in rule 17f-5(a)(3) as promulgated under the 1940 Act), including for the purposes of: (i) selecting Eligible Foreign Custodians (as that term is defined in rule 17f-5(a)(1), and as the same may be amended from time to time, or that have otherwise been exempted pursuant to an SEC exemptive order) to hold foreign Financial Assets and Cash, (ii) evaluating the contractual arrangements with such Eligible Foreign Custodians (as set forth in rule 17f-5(c)(2)), and (iii) monitoring such foreign custody arrangements (as set forth in rule 17f-5(c)(3)).

(b) In connection with the foregoing, Bank shall:

(i) provide written reports notifying Customer’s Board of the placement of Financial Assets and Cash with particular Eligible Foreign Custodians and of any material change in the arrangements with such Eligible Foreign Custodians, with such reports to be provided to Customer’s Board at such times as the Board deems reasonable and appropriate based on the circumstances of Customer’s foreign custody arrangements (and until further notice from Customer such reports shall be provided not less than quarterly with respect to the placement of Financial Assets and Cash with particular Eligible Foreign Custodians and with reasonable promptness upon the occurrence of any material change in the arrangements with such Eligible Foreign Custodians);

(ii) exercise such reasonable care, prudence and diligence in performing as Customer’s Foreign Custody Manager as a person having responsibility for the safekeeping of foreign Financial Assets and cash would exercise;

(iii) in selecting an Eligible Foreign Custodian, first have determined that foreign Financial Assets and cash placed and maintained in the safekeeping of such Eligible Foreign Custodian shall be subject to reasonable care, based on the standards applicable to custodians in the relevant market, after having considered all factors relevant to the safekeeping of such foreign Financial Assets and cash, including, without limitation, those factors set forth in rule 17f-5(c)(1)(i)-(iv);

(iv) determine that the written contract with an Eligible Foreign Custodian requires that the Eligible Foreign Custodian shall provide reasonable care for foreign Financial Assets and Cash based on the standards applicable to custodians in the relevant market and complies with the requirements of rule 17f-5(c)(2) with respect to the provisions of the contract.

(v) have established a system to monitor the continued appropriateness of maintaining foreign Financial Assets and cash with particular Eligible Foreign Custodians and of the governing contractual arrangements; it being understood, however, that in the event that Bank shall have determined that the existing Eligible Foreign Custodian in a given country would no longer afford foreign Financial Assets and cash reasonable care, it shall withdraw the Customer’s Financial Assets and cash as soon as reasonably practicable, place such Financial Assets and cash with another Eligible Foreign Custodian in that country and notify Customer of such actions; however in the event and that no other Eligible Foreign Custodian in that country would afford reasonable care, Bank shall promptly so advise Customer and shall then act in accordance with the Instructions of Customer with respect to the disposition of the affected foreign Financial Assets and cash.

Subject to (b)(i)-(v) above, Bank is hereby authorized to place and maintain foreign Financial Assets and cash on behalf of Customer with Eligible Foreign Custodians pursuant to a written contract deemed appropriate by Bank.

(c) Except as expressly provided herein, Customer shall be solely responsible to assure that the maintenance of foreign Financial Assets and cash hereunder complies with the rules, regulations, interpretations and exemptive orders as promulgated by or under the authority of the SEC.

(d) Bank represents to Customer that it is a U.S. Bank as defined in rule 17f-5(a)(7). Customer represents to Bank that: (1) the foreign Financial Assets and cash being placed and maintained in Bank’s custody are subject to the 1940 Act, as the same may be amended from time to time; (2) its Board: (i) has determined that it is reasonable to rely on Bank to perform as Customer’s Foreign Custody Manager (ii) or its investment adviser shall have determined that Customer may maintain foreign Financial Assets and cash in each country in which Customer’s Financial Assets and cash shall be held hereunder and determined to accept Country Risk. Nothing contained herein shall require Bank to make any selection or to engage in any monitoring on behalf of Customer that would entail consideration of Country Risk.

(e) Bank shall provide to Customer such information relating to Country Risk from time to time. Customer hereby acknowledges that: (i) such information is solely designed to inform Customer of market conditions and procedures and is not intended as a recommendation to invest or not invest in particular markets; and (ii) Bank has gathered the information from sources it considers reliable, but that Bank shall have no responsibility for inaccuracies or incomplete information unless such inaccuracy or incomplete information is the result of the Bank’s willful misfeasance, bad faith, negligence, or reckless disregard of its duties and obligations under this Section 2.20.

2.21	Compliance with SEC rule 17f-7 (“rule 17f-7”).

(a) Bank shall, for consideration by Customer, provide an analysis of the custody risks associated with maintaining Customer’s foreign Financial Assets and cash with each Eligible Securities Depository used by Bank as of the date hereof (or, in the case of an Eligible Securities Depository not used by Bank as of the date hereof, prior to the initial placement of Customer’s foreign Assets at such Depository) and at which any foreign Financial Assets and cash of Customer are held or are expected to be held. The foregoing analysis will be provided to Customer at Bank’s website. In connection with the foregoing, Customer shall notify Bank of any Eligible Securities Depositories at which it does not choose to have its foreign Financial Assets and cash held. Bank shall monitor the custody risks associated with maintaining Customer’s foreign Financial Assets and cash at each such Eligible Securities Depository on a continuing basis and shall promptly notify Customer or its adviser of any material changes in such risks.

(b) Bank shall exercise reasonable care, prudence and diligence in performing the requirements set forth in Section 2.21(a) above. Bank represents to Customer that it is a “Primary Custodian” as defined in rule 17f-7(b)(2).

(c) Based on the information available to it in the exercise of diligence, Bank shall determine the eligibility under rule 17f-7 of each depository before including it in the list of securities depositories located on http://marketintelligence.jpmchase.net, as amended from time to time (the “Securities Depositories List”) and shall promptly advise Customer if any Eligible Securities Depository ceases to be eligible. (Eligible Securities Depositories used by Bank as of the date hereof are set forth in the Securities Depositories List, and as the same may be amended on notice to Customer from time to time.)

2.22	Notifications.

If Customer has agreed to access information concerning the Accounts through Bank’s website, Bank may make any notifications required under this Agreement by posting such notification on the website (except for the notices discussed in Section 10.1).

2.23	Agency Services to Facilitate Certain Foreign Exchange Transactions.

Any Customer may from time to time issue Instructions, including standing Instructions, to Bank to execute foreign exchange contracts in currencies in which it is impracticable for the Customer to execute trades directly with counterparties. As between Bank and the applicable Customer, Bank may, but will not be obliged to, enter into each foreign exchange contract so instructed as agent on behalf of the Customer with a third party (each a “Counterparty”), and Bank is authorized, in its discretion, either to disclose or not disclose the identity of the Customer to the Counterparty. Any Instructions, including standing Instructions, may be subject to any rules or limitations or execution parameters established by Bank or affected by causes beyond the reasonable control of Bank. The Customer hereby appoints Bank to enter into and perform all obligations in respect of any of the foreign exchange contracts so instructed, including, as required, such additional foreign exchange contracts as may be necessary to move the requisite funds to or from the applicable Subcustodian and the role of Bank or its Affiliates in entering into and performing such transactions shall be as agent for the Customer. Customer assumes the risk of the Counterparty’s failure to perform its obligations and shall itself be liable as principal on the same basis as if it had directly entered into such foreign exchange contract with the Counterparty and will pay to Bank, on the relevant settlement date, any amount payable to settle such foreign exchange contract. Notwithstanding the foregoing, Bank shall remain subject to its standard of care provided in Section 7.1 of this Agreement in conducting any transactions pursuant to this Section 2.23. In the event that the terms of any confirmation of any foreign exchange contract issued by Bank, any of its Affiliates, or any Counterparty is inconsistent with the foregoing, the foregoing shall prevail as between the Bank or its Affiliate and the Customer. Further, notwithstanding anything to the contrary in the side letter between the parties dated as of February 18, 2005, any spread applicable to the foreign exchange contracts described herein shall be as agreed between Bank and Customer.

2.24 Change Requests

(a) If either party wishes to propose any amendment or modification to, or variation of, Bank’s services contemplated by this Agreement including the scope or details of the services (a “Change”) then it shall notify the other party of that fact by sending a request (a “Change Request”) to the other party, specifying in as much detail as is reasonably practicable the nature of the Change.

(b) Promptly following the receipt of a Change Request, the parties shall agree whether to implement the Change Request, whether implementation of the Change Request should result in a modification of the fees contemplated by Section 4.1, and the basis upon which Bank will be compensated for implementing the Change Request.

(c) If a change to Applicable Law requires a Change, the parties shall follow the processes set forth in this Section to initiate a Change Request.

Bank shall bear its own costs with respect to implementing a Change Request based upon a change in Applicable Law except that:

(i) Bank shall be entitled to charge the Customer for any changes to software that has been developed or customized for the Customer; and

(ii) Bank shall be entitled to charge the Customer for any Changes required as a result of the change in Applicable Law affecting the Customer in a materially different way than it affects Bank’s other customers, or which the Customer wishes Bank to implement in a way different from what Bank reasonably intends to implement for its other customers.

For the avoidance of doubt, any increase in fees contemplated by this Section 2.24 will be mutually agreed to by Bank and Customer prior to such Change being implemented

3. INSTRUCTIONS

3.1	Acting on Instructions; Method of Instruction; Unclear Instructions.

(a) Customer authorizes Bank to accept and act upon any Instructions received by it without inquiry. Customer will indemnify the Bank Indemnitees against, and hold each of them harmless from, any Liabilities that may be imposed on, incurred by, or asserted against the Bank Indemnitees as a result of any action or omission taken in accordance with any Instructions or other directions upon which Bank is authorized to rely under the terms of this Agreement.

(b) Unless otherwise expressly provided, all Instructions will continue in full force and effect until canceled or superseded.

(c) To the extent possible, instructions to Bank shall be sent via electronic instruction or trade information system acceptable to Bank or via facsimile transmission. Where reasonably practicable, the Customer will use automated and electronic methods of sending instructions.

(d) Bank may (in its sole discretion and without affecting any part of this Section 3.1) seek clarification or confirmation of an Instruction from an Authorized Person and may decline to act upon an Instruction if it does not receive clarification or confirmation in a manner satisfactory to it. Bank will not be liable for any loss arising from any reasonable delay in carrying out any such Instruction while it seeks such clarification or confirmation or in declining to act upon any Instruction for which it does not receive clarification satisfactory to it.

(e) In executing or paying a payment order Bank may rely upon the identifying number (e.g. Fedwire routing number or account) of any party as instructed in the payment order. Customer assumes full responsibility for any inconsistency between the name and identifying number of any party in payment orders issued to Bank in Customer’s name.

3.2	Verification and Security Procedures.

(a) Bank and the Customer shall comply with any applicable Security Procedure to permit Bank to verify the authenticity of Instructions.

(b) Either party may record any of their joint telephone communications as long as such recording is in compliance with Applicable Laws.

(c) The Customer acknowledges that the Security Procedure is designed to verify the authenticity of, and not to detect errors in, Instructions. The Customer shall promptly notify Bank if it does not believe that any relevant Security Procedure is commercially reasonable, and its adherence to any Security Procedure without objection constitutes its agreement that it has determined the Security Procedure to be commercially reasonable.

(d) The Customer and its Authorized Persons are solely responsible for ensuring that the User Codes are reasonably safeguarded and known to and used by only the respective Authorized Persons to whom such User Codes apply. If (i) the User Codes are (or the Customer or its relevant Authorized Person reasonably suspects that the User Codes may be) lost, stolen, damaged, altered, unduly disclosed, known in a manner inconsistent with its purposes or compromised, (ii) the Customer’s or any Authorized Persons’ access to Bank’s systems, applications or products, or any third party messaging platform through which the Instructions are transmitted, is revoked or suspended, or (iii) the Customer or an Authorized Person reasonably suspects any technical or security failure relating to any systems, applications or products of Bank or any third party messaging platform through which the Instructions are transmitted, the Customer shall immediately cease using such system, application, product or platform and promptly notify Bank. Notwithstanding the foregoing, Bank shall be responsible for ensuring that User Codes maintained in Bank’s systems or records are reasonably safeguarded and shall take appropriate action to remediate any technical or security failure confirmed by Bank, that is the subject of the notification provided by Customer or an Authorized Person referenced in this section 3.2(d).

3.3	Instructions; Contrary to Law/Market Practice.

Bank need not act upon Instructions which it reasonably believes to be contrary to Applicable Laws or market practice, but Bank will be under no duty to investigate whether any Instructions comply with Applicable Law or market practice. In the event Bank does not act upon such Instructions, Bank will notify Customer as soon as reasonably practicable.

3.4	Cut-off Times.

Bank has established cut-off times for receipt of some categories of Instruction, which will be made available to Customer. If Bank receives an Instruction after its established cut-off time, Bank will attempt to act upon the Instruction on the day requested if Bank deems it practicable to do so or otherwise as soon as practicable on the next business day. Bank will provide Customer with reasonable prior notice of any changes to the cut-off times previously communicated to Customer.

3.5	Electronic Access.

(a) Access by the Customer to certain systems, applications or products of Bank shall be governed by this Agreement and the terms and conditions set forth in Schedule G Electronic Access. The Customer and its Authorized Persons shall use User Codes to access Bank’s systems, applications or products unless otherwise agreed by Bank.

(b) Bank will maintain and Customer will maintain or cause its applicable agents or service providers to maintain written cybersecurity policies and procedures which implement commercially reasonable administrative, technical, and physical safeguards that are aligned with industry security standards and that, among other things, protect against anticipated threats or hazards to the security or integrity of their respective systems and data. Bank may in its discretion provide training or information on best practices to the Customer from time to time but in so doing it will not be considered a consultant or advisor with respect to cybersecurity.

(c) Each of the Customer and Bank will be responsible for the obtaining, proper functioning, maintenance and security of its own services, software, connectivity and other equipment.

(d)

4. FEES, EXPENSES AND OTHER AMOUNTS OWING TO BANK

4.1	Fees and Expenses.

Customer will pay Bank for its services hereunder the fees set forth in Schedule E hereto or such other amounts as may be agreed upon in writing from time to time, together with Bank’s reasonable out-of-pocket or incidental expenses, including, but not limited to, legal fees and tax or related fees incidental to processing by governmental authorities, issuers, or their agents. If the Customer disputes an invoice, it shall nevertheless pay, on or before the date that payment is due, such portion of the invoice that is not subject to a bona fide dispute. Customer authorizes Bank to deduct amounts owing to it from the Cash Account except such portion of the invoice that the Customer has objected to within 30 (thirty) days of the date of the invoice. Without prejudice to Bank’s other rights, Bank reserves the right to charge interest on overdue amounts not subject to bona fide dispute from the due date until actual payment at such rate as Bank may reasonably determine.

4.2	Overdrafts.

If a debit to any currency in the Cash Account results (or will result) in a debit balance, then Bank may, in its discretion, (i) advance an amount equal to the overdraft, (ii) or refuse to settle in whole or in part the transaction causing such debit balance, or (iii) if any such transaction is posted to the Securities Account, reverse any such posting. If Bank elects to make such an advance, the advance will be deemed a loan to Customer, payable on demand, bearing interest at the applicable rate charged by Bank from time to time, for such overdrafts, from the date of such advance to the date of payment (both after as well as before judgment) and otherwise on the terms on which Bank makes similar overdrafts available from time to time. No prior action or course of dealing on Bank’s part with respect to the settlement of transactions on Customer’s behalf will be asserted by Customer against Bank for Bank’s refusal to make advances to the Cash Account or to settle any transaction for which Customer does not have sufficient available funds in the applicable currency in the Account. The Customer shall be deemed to be in default with respect to any such advance upon the occurrence of any event of the type specified in section 365(e)(1) of the U.S. Bankruptcy Code, as amended from time to time. Bank will notify Customer of any overdraft as set forth in service level documentation in effect from time to time with respect to the services set forth in this Agreement, or as otherwise agreed in writing by the parties.

4.3	Bank’s Right Over Securities; Set-off.

(a) Customer grants Bank a security interest in and a lien on the Financial Assets held in the Securities Account as security for any and all amounts which are now or become owing to Bank under any provision of this Agreement, whether or not matured or contingent (“Indebtedness”).

(b) Without prejudice to Bank’s rights under Applicable Law, Bank may set off against any Indebtedness any amount in any currency standing to the credit of any of Customer’s accounts (whether deposit or otherwise) with any Bank branch or office or with any Affiliate of Bank. For this purpose, Bank shall be entitled to accelerate the maturity of any fixed term deposits and to effect such currency conversions as may be necessary at its current rates for the sale and purchase of the relevant currencies.

(c) With respect to any obligation of a Customer arising out of this Agreement, the Bank shall look for payment or satisfaction of such obligation solely to the assets of the Customer to which such obligation relates as though the Bank had separately contracted by separate written instrument with respect to each Customer.

(d) (i) Customer grants to Bank a security interest in and a lien on the Financial Assets held in a Customer’s Securities Account and the cash held in that Customer’s Cash Account to secure that portion of any Overdraft, obligation, or other Liability owing with respect to a Transfer Account that constitute that Customer’s Transfer Account Liabilities, and Bank shall be entitled (A) without notice, to segregate, place a hold on and/or withhold delivery of such Financial Assets and cash to satisfy such Customer’s Transfer Account Liabilities and (B) upon notice to the Board of such Customer, sell or otherwise realize any of such Financial Assets and to apply the proceeds and any other monies credited to that Customer’s Cash Account in satisfaction of its Transfer Account Liabilities. Without prejudice to Bank’s rights under Applicable Laws, Bank may, upon notice to the Board of such Customer, set off any Overdraft, obligation, or other Liability owing with respect to a Transfer Account that constitute that Customer’s Transfer Account Liabilities against any amount in any currency standing to the credit of any of that Customer’s accounts (whether deposit or otherwise) with any Bank branch or office.

(ii) The Customer and each Fund hereby acknowledge and assume all risks associated with aggregating transactions in Transfer Accounts with those of other Funds, including, but not limited to, Bank’s inability or refusal to process a transaction in a Transfer Account due to any participating Fund having insufficient cash at the time such transaction is scheduled to occur and the Customer and the Funds shall be liable for any associated costs or penalties.

(e) Customer will be solely responsible for ensuring that the Transfer Agent maintains sufficient records and internal controls to monitor and reconcile daily activity with respect to amounts and transactions in the Transfer Accounts that are attributable to each Customer. In particular, Customer will ensure that the Transfer Agent provides to the Bank, promptly upon request: (1) information as to the amount of cash attributable to each Customer in the Transfer Accounts, (2) information regarding the transactions of each Customer that are processed through the Transfer Accounts, and (3) records to identify and support any obligations, Liabilities, and/or Overdrafts incurred or created in connection with the transactions processed through the Transfer Accounts that are attributable to each Customer. In the event the Customer fails to comply with the immediately preceding sentence, Bank shall await direction from the Fund; provided that such direction will be provided without undue delay. Customer will be responsible for any Liabilities resulting from a failure or delay of the Transfer Agent to provide accurate and timely information to the Bank regarding the Transfer Accounts. In no event shall Custodian be required to process transactions through a Transfer Account.

(f) The Bank hereby agrees that it will follow the following procedures in connection with enforcing a lien or right of set-off against a Customer’s assets pursuant to this Section 4.3.

(i) The Bank will comply with all Applicable Laws in connection with enforcing a lien or right of set-off against a Customer’s assets, including all applicable provisions of state law relating to enforcement of rights of set off or liens against securities and other property held in bailment.

(ii) To enforce a right of set-off or a lien pursuant to Sub-section 4.3 (a) or (b) of the Agreement, regardless of any other notice requirements under Applicable Laws or any applicable terms of the Agreement, the Bank will (x) without notice, segregate, place a hold on and/or withhold delivery of such amount of Financial Assets in such Customer’s Securities Account and cash in its Cash Account that would at least equal the statutorily required amount of collateral imposed by section 223.14 of Regulation W (federal regulations passed pursuant to Sections 23A and 23B of the U.S. Federal Reserve Act, as amended) with respect to the relevant amount of Liabilities the Bank has determined in good faith is due and payable (the “Regulation W Amount”); and (y) give written notice (“Notice”) to the Board of the applicable Customer of its intention to sell or otherwise realize such Financial Assets and to apply the proceeds and any other monies credited to that Customer’s Cash Account in satisfaction of its Indebtedness if the amount the Bank has determined in good faith is due and payable is not repaid within two business days allowing the notice. The Customer may request the Bank to substitute different Financial Assets for the Financial Assets segregated by the Bank and the Bank will not unreasonably deny such request.

(iii) Prior to enforcing a right of set-off or a lien against a Customer’s assets pursuant to Sub-section 4.3(d), regardless of any other notice requirements under Applicable Laws, rules or regulations or any applicable terms of the Agreement, the Bank will (w) send a written request to the Transfer Agent, with a copy to the Board of the Customers, for information sufficient to identify and support any obligations, Liabilities, and/or Overdrafts incurred or created in connection with the transactions processed through the Transfer Accounts that are attributable to each Customer; (x) segregate, place a hold on and/or withhold delivery of such amount of Financial Assets in each such Customer’s Securities Account and cash in its Cash Account that would at least equal the Regulation W Amount; and (z) give Notice to the Board of the applicable Customers of its intention to sell or otherwise realize such Financial Assets and to apply the proceeds and any other monies credited to that Customer’s Cash Account in satisfaction of its Transfer Account Liabilities, if the amount the Bank has determined in good faith is due and payable is not repaid within two business days following the Notice. The Customer may request the Bank to substitute different Financial Assets for the Financial Assets segregated by the Bank and the Bank will not unreasonably deny such request.

(iv) The Bank will not obtain through enforcement of the right of set-off or the lien more than the amount it has determined in good faith to be owed.

(v) The Bank will seek to enforce the right of set-off or the lien first against a Customer’s cash assets, and then only against portfolio securities or other property for which a readily ascertainable market price can be obtained.

(vi) The Bank will arrange for the sale of any such Financial Assets in nominal market transactions and will not arrange for the sale of such Financial Assets in circumstances that, to the best of its knowledge, independently would raise affiliated transaction concerns under the 1940 Act.

5. SUBCUSTODIANS, SECURITIES DEPOSITORIES, AND OTHER AGENTS

5.1	Appointment of Subcustodians; Use of Securities Depositories.

(a) Bank is authorized under this Agreement to act through and hold Customer’s Financial Assets with subcustodians, being at the date of this Agreement the entities listed in the Subcustodians List and/or such other entities as Bank may appoint as subcustodians (“Subcustodians”). Bank will use reasonable care, prudence and diligence in the selection, monitoring and continued appointment of such Subcustodians. At the request of Customer, Bank may, but need not, add to the Subcustodians List an Eligible Foreign Custodian where Bank has not acted as Foreign Custody Manager with respect to the selection thereof. Bank shall notify Customer in the event that it elects to add any such entity. In addition, Bank and each Subcustodian may deposit Financial Assets with, and hold Financial Assets in, any securities depository, settlement system, dematerialized book entry system or similar system (each, a “Securities Depository”) on such terms as such systems customarily operate and Customer will provide Bank with such documentation or acknowledgements that Bank may require to hold the Financial Assets in such systems. On the basis of such terms, a Securities Depository may have a security interest or lien over, or right of set-off in relation to the Financial Assets.

(b) Any agreement Bank enters into with a Subcustodian for holding Bank’s customers’ assets will provide that such assets will not be subject to any right, charge, security interest, lien or claim of any kind in favor of such Subcustodian or its creditors except a claim for payment for their safe custody or administration, or, in the case of cash deposits, except for liens or rights in favor of creditors of the Subcustodian arising under bankruptcy, insolvency or similar law, and that the beneficial ownership thereof will be freely transferable without the payment of money or value other than for safe custody or administration. Bank shall be responsible for all claims for payment of fees for safe custody or administration so that no Subcustodian exercises any claim for such payment against Customer’s assets. Where a Subcustodian deposits Securities with a Securities Depository, Bank will cause the Subcustodian to identify on its records as belonging to Bank, as agent, the Securities shown on the Subcustodian’s account at such Securities Depository. This Section 5.1(b) will not apply to the extent of any special agreement or arrangement made by Customer with any particular Subcustodian.

(c) Bank will not be liable for any act or omission by (or the insolvency of) any Securities Depository. In the event Customer incurs a loss due to the negligence, willful misconduct, or insolvency of a Securities Depository, Bank will make reasonable endeavors, in its discretion, to seek recovery from the Securities Depository, but Bank will not be obligated to institute legal proceedings, file a proof claim in any insolvency proceeding, or take any similar action. Bank shall be liable to Customer for any loss or damage to Customer resulting from Financial Assets held at a Securities Depository if such loss or damage directly resulted from the gross negligence or willful misconduct of Bank or any of its agents or employees.

(d) The term Subcustodian as used herein shall mean the following:

(i) a ‘U.S. Bank,’ which shall mean a U.S. bank as defined in rule 17f-5(a)(7);

(ii) an ‘Eligible Foreign Custodian,’ which shall mean: (i) a banking institution or trust company, incorporated or organized under the laws of a country other than the United States, that is regulated as such by that country’s government or an agency thereof, and (ii) a majority-owned direct or indirect subsidiary of a U.S. bank or bank holding company which subsidiary is incorporated or organized under the laws of a country other than the United States. In addition, an Eligible Foreign Custodian shall also mean any other entity that shall have been so qualified by exemptive order, rule or other appropriate action of the SEC.

(iii) For purposes of clarity, it is agreed that as used in Section 5.2(a), the term Subcustodian shall not include any Eligible Foreign Custodian as to which Bank has not acted as Foreign Custody Manager.

(e) The term ‘securities depository’ as used herein when referring to a securities depository located outside the U.S. shall mean an “Eligible Securities Depository” which, in turn, shall have the same meaning as in rule 17f-7(b)(1)(i)-(vi) as the same may be amended from time to time, or that has otherwise been made exempt pursuant to an SEC exemptive order or no-action letter of the staff of the SEC.

(f) The term “securities depository” as used herein when referring to a securities depository located in the U.S. shall mean a “securities depository” as defined in rule 17f-4(a).

5.2	Liability for Subcustodians.

(a) Subject to Section 7.1(b), Bank shall be liable for the actions or omissions of any

Subcustodian to the same extent as if such act or omission was performed by the Bank itself. In the event of any Losses suffered or incurred by a Customer caused by or resulting from the actions or omissions of any Subcustodian for which the Bank would otherwise be liable, the Bank shall promptly reimburse such Customer in the amount of any such Losses. Bank shall also be liable for losses that result from the insolvency of any Affiliated Subcustodian.

(b) Subject to Section 5.1(a) and Bank’s duty to use reasonable care in the monitoring of a Subcustodian’s financial condition as reflected in its published financial statements and other publicly available financial information concerning it customarily reviewed by Bank in its oversight process, Bank will not be responsible for the insolvency of any Subcustodian which is not a branch or an Affiliated Subcustodian.

(c) Bank reserves the right to add, replace or remove Subcustodians. Bank will give prompt notice of any such action, which will be advance notice if practicable. Upon request by Customer, Bank will identify the name, address and principal place of business of any Subcustodian and the name and address of the governmental agency or other regulatory authority that supervises or regulates such Subcustodian.

5.3	Use of Agents.

(a) Bank may provide certain services under this Agreement through third parties, which may be Affiliates, provided the provision of services by such Affiliate complies with the 1940 Act and the rules issued thereunder and the policies and procedures of the Customer. Except to the extent provided in Section 5.2 with respect to Subcustodians, Bank will not be responsible for any loss as a result of a failure by any broker or any other third party that it selects and retains using reasonable care to provide information services that it may not customarily provide itself, including, without limitation, providers of information regarding matters such as pricing, proxy voting, corporate actions and class action litigation. Nevertheless, Bank will be liable for the performance of any such third party selected by Bank that is an Affiliate to the same extent as Bank would have been liable if it performed such services itself.

(b) In the case of the sale under Section 2.8 of a fractional interest (or in other cases where Customer has requested Bank to arrange for execution of a trade) Bank will place trades with a broker which is an Affiliate to the extent that: (1) Bank has established a program for such trading with such Affiliate, (2) trading with such Affiliate complies with the 1940 Act, as amended and the rules issued thereunder, and (3) trading with such Affiliate complies with the Customer’s policies and procedures, provided that such policies and procedures have been provided to Bank and Bank has agreed that they are acceptable to Bank. An affiliated broker may charge its customary commission (or retain its customary spread) with respect to any such transaction.

6. ADDITIONAL PROVISIONS RELATING TO CUSTOMER

6.1	Representations of Customer and Bank.

(a) Customer represents and warrants that:

(i) it has full authority and power, and has obtained all necessary authorizations and consents, to deposit and control the Financial Assets and cash in the Accounts, to use Bank as its custodian in accordance with the terms of this Agreement, to borrow money (either short term or intraday borrowings in order to settle transactions prior to receipt of covering funds), grant a lien over Financial Assets as contemplated by Section 4.3, and to enter into foreign exchange transactions;

(ii) assuming execution and delivery of this Agreement by Bank, this Agreement is Customer’s legal, valid and binding obligation, enforceable in accordance with its terms and it has full power and authority to enter into and has taken all necessary corporate action to authorize the execution of this Agreement; there is no material administrative, civil or criminal proceeding pending or, to the knowledge of the Customer, threatened against the Customer that would affect its performance under this Agreement;

(iii) it has not relied on any oral or written representation made by Bank or any person on its behalf, and acknowledges that this Agreement sets out to the fullest extent the duties of Bank;

(iv) it is a resident of the United States and shall notify Bank of any changes in residency; and

(v) except as granted under Section 4.3 of this Agreement or otherwise to Bank, the Financial Assets and cash deposited in the Accounts, except for an Account contemplated by Section 2.3(e), are not subject to any encumbrance or security interest whatsoever and the Customer undertakes that, so long as Liabilities are outstanding, it will not create or permit to exist any encumbrance or security interest over such Financial Assets or cash except with the prior written consent of Bank.

(b) Bank represents and warrants that

(i) assuming execution and delivery of this Agreement by Customer, this Agreement is Bank’s legal, valid and binding obligation, enforceable in accordance with its terms and

(ii) it has full power and authority to enter into and has taken all necessary corporate action to authorize the execution of this Agreement.

(c) Bank has in place and shall maintain throughout the term of this Agreement security measures designed to prevent unauthorized access to the Customer’s data or Confidential Information in its possession in accordance with industry best practices and standards in the banking industry.

(d) Bank may rely upon the above or the certification of such other facts as may be required to administer Bank’s obligations hereunder. Customer shall indemnify Bank against all losses, liability, claims or demands arising directly or indirectly from any such certifications.

6.2	Customer to Provide Certain Information to Bank.

Upon request, Customer will promptly provide to Bank such information about itself and its financial status as Bank may reasonably request, including Customer’s organizational documents and its current audited and unaudited financial statements.

6.3	Customer is Liable to Bank Even if it is Acting for Another Person.

If Customer is acting as an agent for a disclosed or undisclosed principal in respect of any transaction, cash, or Financial Asset, Bank nevertheless will treat Customer as its principal for all purposes under this Agreement. In this regard, Customer will be liable to Bank as a principal in respect of any transactions relating to the Account. The foregoing will not affect any rights Bank might have against Customer’s principal.

6.4	Special Settlement Services.

The Bank may, but shall not be obliged to, make available to the Customer from time to time special settlement services (including continuous linked settlement) for transactions involving Financial Assets, cash, foreign exchange, and other instruments or contracts. The Customer shall comply, and shall cause its Authorized Persons to comply, with the requirements of any external settlement agency through which such settlements may be processed, including, without limitation, its rules and by-laws, where applicable.

7. WHEN BANK IS LIABLE TO CUSTOMER

7.1	Standard of Care; Liability.

(a) Bank shall exercise reasonable care, prudence and diligence in carrying out all its duties and obligations under this Agreement, and shall be liable to each Customer for any and all claims, liabilities, losses, damages, fines, penalties and expenses (“Losses”) suffered or incurred by or asserted against Customer resulting from the failure of Bank to exercise such reasonable care, prudence and diligence or resulting from Bank’s willful misfeasance, bad faith, negligence or reckless disregard of its obligations and duties under this Agreement and to the extent provided in Section 5.2(a). In addition, Bank shall be liable to each applicable Customer for all Losses representing reasonable costs and expenses incurred by such Customer in connection with any claim by such Customer against Bank arising from the obligations of Bank hereunder, including, without limitation, all reasonable attorneys’ fees and expenses incurred by such Customer in connection with any investigations, lawsuits or proceedings relating to such claim; provided that such Customer has recovered from Bank for such claim.

Upon the occurrence of any event that causes or may cause any loss, damage or expense to Customer, Bank shall

(i) promptly notify Customer of the occurrence of such event and

(ii) use its commercially reasonable best efforts to cause any Subcustodian to use all commercially reasonable efforts and to take all reasonable steps under the circumstances to mitigate the effects of such event and to avoid continuing harm to Customer.

Nevertheless, under no circumstances will Bank be liable for any indirect, incidental, consequential or special damages (including, without limitation, lost profits) of any form incurred by any person or entity, whether or not foreseeable and regardless of the type of action in which such a claim may be brought, with respect to the Accounts, Bank’s performance hereunder, or Bank’s role as custodian.

(b) To prevent the disruption of the Services in the event of any reasonably foreseeable adverse events (such as terrorism or related threats to security, cyber-attack, loss of electric power or communications lines, equipment failure, fire, water damage or severe weather conditions), Bank will maintain and update from time to time, at no additional expense to Customer, a business continuation and disaster recovery plan (“Business Continuity Procedures”) with respect to its global custody business that is reasonably designed to assure restoration and continuity of its key technology and business operations in the event of an unplanned event, which may include Business Continuity Procedures to protect the records or other data of Customer (and any wholly- owned subsidiaries of a Customer) and Bank’s records, data, equipment, facilities and other property used in the performance of its obligations hereunder. The Bank tests the effectiveness of the Business Continuity Procedures at least annually. Upon reasonable request from Customer, Bank shall provide information summarizing the Business Continuity Procedures. Bank will notify Customer promptly of any material changes to the Business Continuity Procedures in the event such changes may be reasonably and foreseeably relevant to the provision of the Services hereunder. In the event of equipment failure, work stoppage, governmental action, terrorism or related threats to security, communication disruption or other impossibility of performance beyond Bank’s control, Bank shall, at no additional expense to Customer, use all commercially reasonable efforts to minimize interruptions to the Services and will notify the Customer thereof to the extent such notification is warranted under the written service level terms (applicable to Customer and any wholly-owned subsidiaries of a Customer) agreed to in writing between the parties outside of this Agreement.

(c) Customer will indemnify the Bank Indemnitees against, and hold them harmless from, any Liabilities that may be imposed on, incurred by or asserted against any of the Bank Indemnitees in connection with or arising out of

(i) Bank’s performance under this Agreement, provided the Bank Indemnitees have acted with reasonable care and have not acted with willful misfeasance, bad faith, negligence or reckless disregard of their obligations and duties under this Agreement or engaged in fraud or willful misconduct in connection with the Liabilities in question or

(ii) any Bank Indemnitee’s status as a holder of record of Customer’s Financial Assets. Nevertheless, Customer will not be obligated to indemnify any Bank Indemnitee under the preceding sentence with respect to any Liability for which Bank is liable under Section 5.2 of this Agreement. Customer shall have no liability whatsoever for any consequential, special, indirect, incidental or speculative loss or damages (including, but not limited to, lost profits) suffered by Bank in connection with the transactions and services contemplated hereby and the relationship established hereby even if Customer has been advised as to the possibility of the same and regardless of the form of action.

(d) Without limiting Subsections 7.1 (a) or (b), Bank will have no duty or responsibility to:

(i) question Instructions or make any suggestions to Customer or an Authorized Person regarding such Instructions; supervise or make recommendations with respect to investments or the retention of Financial Assets;

(ii) advise Customer or an Authorized Person regarding any default in the payment of principal or income of any Security other than as provided in Section 2.7(b) of this Agreement;

(iii) evaluate or report to Customer or an Authorized Person regarding the financial condition of any broker, agent or other party to which Bank is instructed to deliver Financial Assets or cash. Bank is not responsible or liable in any way for the genuineness or validity of any Security or instrument received, delivered or held by Bank in physical form that appears to be genuine and valid; or

(iv) review or reconcile trade confirmations received from brokers (and Customer or its Authorized Persons issuing Instructions will bear any responsibility to review such confirmations against Instructions issued to and Statements of Account issued by Bank).

7.2	Force Majeure.

Bank will have no liability for any damage, loss, expense or liability of any nature that Customer may suffer or incur, caused by an act of God, fire, flood, civil or labor disturbance, war, terrorism, act of any governmental authority or other act or threat of any authority (de jure or de facto), legal constraint, fraud or forgery (except where such fraud or forgery is attributable to Bank, its agents or their employees and the Bank is grossly negligent in allowing such fraud or forgery to negatively impact the Customer), malfunction of equipment or software (except where such malfunction is primarily and directly attributable to Bank’s negligence in selecting, operating or maintaining the equipment or software), cyber-attack (except where such cyber-attack is primarily and directly attributable to Bank’s negligence), currency re-denominations, currency restrictions, failure of or the effect of rules or operations of any external funds transfer system, inability to obtain or interruption of external communications facilities (except where such inability to obtain or interruption of external communication is primarily and directly due to Bank’s negligence), power failures or any cause beyond the reasonable control of Bank (including without limitation, the non-availability of appropriate foreign exchange); provided, however, that a party must notify the other party promptly when it becomes aware of a specific occurrence of any such event, and Bank will use commercially reasonable efforts to mitigate such damages and/or resume performance of its obligations under this Agreement as soon as practicable under the circumstances. Without limiting the generality of the foregoing, if an event resulting from Country Risk leads to restrictions on, or losses of, cash or cash equivalents held by Bank or any Affiliated Subcustodian in any market for the purposes of facilitating Bank’s global custody business, Bank may in its sole discretion apply the impact of those restrictions or losses to the relevant currency held in the Customer’s Cash Accounts in a proportional manner as Bank may reasonably determine.

7.3	Bank May Consult With Counsel.

Bank will be entitled to rely on, and may act upon the advice of professional advisers in relation to matters of law, regulation or market practice (which reasonably may be the professional advisers of Customer), and will not be liable to Customer for any action taken or omitted pursuant to such advice; provided that Bank has selected and retained such professional advisers using reasonable care and acts reasonably in reliance on the advice.

7.4	Bank Provides Diverse Financial Services and May Generate Profits as a Result.

Customer acknowledges that Bank or its Affiliates may have a material interest in transactions entered into by Customer with respect to the Account or that circumstances are such that Bank may have a potential conflict of duty or interest. For example, Bank or its Affiliates may act as a market maker in the Financial Assets to which Instructions relate, provide brokerage services to other customers, act as financial adviser to the issuer of such Financial Assets, act in the same transaction as agent for more than one customer, have a material interest in the issue of the Financial Assets; or earn profits from any of these activities. Customer further acknowledges that Bank or its Affiliates may be in possession of information tending to show that the Instructions received may not be in the best interests of Customer but that Bank is not under any duty to disclose any such information.

7.5.	Assets Held Outside Bank’s Control.

Bank will not be obliged to (a) hold Financial Assets or cash with any person not agreed to by Bank or (b) register or record Financial Assets in the name of any person not agreed to by Bank. Furthermore, Bank will not be obliged to register or record on Bank records Financial Assets held outside of Bank’s control. If, however, the Customer makes any such request and Bank agrees to the request, the consequences of doing so will be at the Customer’s own risk. Bank shall not be liable for any losses incurred as a result and may be precluded from providing some of the services referred to in this Agreement (for example, and without limitation, income collection, proxy voting, class action litigation and Corporate Action notification and processing).

7.6.	Service Locations.

Bank maintains various operational/service centers and locations in the United States and other jurisdictions. The services provided under this Agreement may be provided from one or more such locations. Bank may change the operational/service centers and locations as it deems necessary or appropriate for its business concerns.

8. TAXATION

8.1	Tax Obligations.

(a) Customer confirms that Bank is authorized to deduct from any cash received or credited to the Cash Account any taxes or levies required by any revenue or governmental authority for whatever reason in respect of Customer’s Accounts.

(b) Customer will provide to Bank such certifications, documentation, and information as it may reasonably require in connection with taxation, and warrants that, when given, this information is true and correct in every material respect, not misleading in any way, and contains all material information. Customer undertakes to notify Bank immediately if any information requires updating or correcting. Bank shall not be liable for any taxes, penalties, interest or additions to tax, payable or paid that result from

(i) the inaccurate completion of documents by Customer or any third party;

(ii) provision to Bank or a third party of inaccurate or misleading information by Customer or any third party;

(iii) the withholding of material information by Customer or any third party; or

(iv) as a result of any delay by any revenue authority or any other cause beyond the Bank’s control.

(c) If Bank does not receive appropriate certifications, documentation and information then, as and when appropriate and required, additional tax shall be deducted from all income received in respect of the Financial Assets issued (including, but not limited to, United States non-resident alien tax and/or backup withholding tax).

(d) Customer will be responsible in all events for the timely payment of all taxes relating to the Financial Assets in the Securities Account. Customer will indemnify and hold Bank harmless from and against any and all liabilities, penalties, interest or additions to tax with respect to or resulting from, any delay in, or failure by, Bank

(i) to pay, withhold or report any U.S. federal, state or local taxes or foreign taxes imposed on, or

(ii) to report interest, dividend or other income paid or credited to the Cash Account, regardless of the reason for such delay or failure, provided, however, that Customer will not be liable to Bank for any penalty or additions to tax due solely as a result of Bank’s misconduct, willful misfeasance, bad faith or negligence or reckless disregard of its obligations and duties under this Agreement with respect to paying or withholding tax or reporting interest, dividend or other income paid or credited to the Cash Account.

8.2	Tax Relief Services.

(a) Subject to the provisions of this Section and the standard of care in Section 7.1 of this Agreement, Bank will timely and accurately apply for a reduction of withholding tax and any refund of any tax paid or tax credits in respect of income payments on Financial Assets credited to the Securities Account that Bank believes may be available. To defray expenses pertaining to nominal tax claims, Bank may from time-to-time set minimum thresholds as to a de minimis value of tax reclaims or reduction of withholding which it will pursue in respect of income payments under this section.

(b) The provision of a tax relief service by Bank is conditional upon Bank receiving from Customer (i) a declaration of its identity and place of residence and (ii) certain other documentation (pro forma copies of which are available from Bank), prior to the receipt of Financial Assets in the Account or the payment of income.

(c) Bank will perform tax relief services only with respect to taxation levied by the revenue authorities of the countries advised to Customer from time to time and Bank may, by notification in writing, in its absolute discretion, supplement or amend the countries in which the tax relief services are offered. Other than as expressly provided in this Section 8.2 Bank will have no responsibility with regard to Customer’s tax position or status in any jurisdiction.

(d) Customer confirms that Bank is authorized to disclose any information requested by any revenue authority or any governmental entity in relation to the processing of any tax relief claim.

9. TERMINATION; EXIT PROCEDURE

9.1	Term; Termination.

Either party may terminate this Agreement on no less than ninety (90) days’ written notice to the other party. If Customer gives notice of termination, it must provide full details of the persons to whom Bank must deliver Financial Assets and cash. If Bank gives notice of termination, then Customer must, within sixty days, notify Bank of details of its new custodian, failing which Bank may elect (at any time after the ninety (90) days’ notice period) either to retain the Financial Assets and cash until such details are given, continuing to charge fees due (in which case Bank’s sole obligation will be for the safekeeping of the Financial Assets and cash), or deliver the Financial Assets and cash to Customer. Subject to Section 4.3(d), Bank will in any event be entitled to deduct any amounts owing to it prior to delivery of the Financial Assets and cash (and, accordingly, Bank will be entitled to sell Financial Assets and apply the sale proceeds in satisfaction of amounts owing to it). Customer will reimburse Bank promptly for all out-of-pocket expenses it incurs in delivering Financial Assets upon termination. Termination will not affect any of the liabilities either party owes to the other arising under this Agreement prior to such termination.

9.2.	Exit Procedure.

The Customer will provide Bank full details of the persons to whom Bank must deliver Financial Assets and cash within a reasonable period before the effective time of termination of this Agreement. If the Customer fails to provide such details in a timely manner, Bank shall be entitled to continue to be paid fees under this Agreement until such time as it is able to deliver the Financial Assets and cash to a successor custodian, but Bank may take such steps as it reasonably determines to be necessary to protect itself following the effective time of termination, including ceasing to provide transaction settlement services in the event that Bank is unwilling to assume any related credit risk. Bank will in any event be entitled to deduct any amounts owing to it under this Agreement from the Cash Account prior to delivery of the Financial Assets and cash. In the event that insufficient funds are available in the Cash Account, the Customer agrees that Bank may, in such manner and, at such time or times as Bank in its sole discretion sees fit, liquidate any Financial Assets that Bank in its sole discretion may select, in the Securities Account in order to deduct such amount from the proceeds (and, accordingly, Bank will be entitled to sell Financial Assets and apply the sale proceeds in satisfaction of amounts owing to it). The Customer will reimburse Bank promptly for all documented out-of-pocket expenses it incurs in delivering Financial Assets upon termination. Termination will not affect any of the liabilities either party owes to the other arising under this Agreement prior to such termination.

9.3.	Inactive Securities Accounts.

After thirty (30) days advance notice to Customer, Bank reserves the right to charge a reasonable account maintenance fee for any inactive Securities Account in respect of which Bank has not received any Instructions for at least one (1) year. The parties will agree upon the amount of any maintenance fee before it is charged, and Bank may automatically deduct such fee from the Cash Account. In the event that insufficient funds are available in the Cash Account, the Customer agrees that Bank may, in its sole discretion, liquidate any Financial Assets from the Securities Account in such manner and at such time or times as Bank deems appropriate in order to deduct the amount of the maintenance fee from the proceeds.

9.4	Appointment of Successor Custodian.

If a successor custodian shall have been appointed by the Board, Bank shall, upon receipt of a Notice from Customer, on such specified date of termination (i) deliver directly to the successor custodian (or any subcustodian appointed by successor custodian), all Financial Assets and Securities (other than Securities held in a Book-Entry System or Securities Depository) and cash then owned by Customer and held by Bank as custodian, and (ii) transfer any Financial Assets and Securities held in a Book-Entry System or Securities Depository to an account of or for the benefit of Customer at the successor custodian (or any subcustodian appointed by successor custodian), provided that Customer shall have paid to Bank all fees, expenses and other amounts to the payment or reimbursement of which it shall then be entitled under this Agreement. In addition, to the extent customary in the industry, Bank shall, at the reasonable expense of Customer, transfer to such successor copies of all relevant books, records, correspondence, and other data established or maintained by Bank under this Agreement, and will cooperate in the transfer of such duties and responsibilities.

10. MISCELLANEOUS

10.1	Notices.

(a) Notices pursuant to Section 9 of this Agreement shall be sent or served by registered mail, overnight delivery services, such as Federal Express (FedEx) or United Parcel Service (UPS), etc., courier services or hand delivery to the address of the respective parties as set out on the first page of this Agreement, unless notice of a new address is given to the other party in writing. Notice will not be deemed to be given unless it has been received.

(b) The notice required in Section 4.3(f) of the Agreement shall be served by registered mail or hand delivery to the following:

Chairman of the Board of the J.P. Morgan Funds

c/o Perkins Coie LLP

30 Rockefeller Plaza

22nd Floor

New York, NY 10112

Attention: Carl Frischling, Esq.

With copies to

President, J.P. Morgan Funds

c/o J.P. Morgan Asset Management

277 Park Avenue, 8th Floor

New York, NY 10172

with copies to

J.P. Morgan Funds Legal

c/o J.P. Morgan Asset Management

277 Park Avenue, 8th Floor

c/o J.P. Morgan Asset Management

277 Park Avenue, New York, NY 10172

10.2	Successors and Assigns.

This Agreement will be binding on each of the parties’ successors and assigns, but the parties agree that neither party can assign its rights and obligations under this Agreement without the prior written consent of the other party, which consent will not be unreasonably withheld. Nevertheless, the foregoing restriction on transfer shall not apply to any assignment or transfer by Bank to any Affiliate or in connection with a merger, reorganization, stock sale or sale of all or substantially all of Bank’s custody business. Furthermore, and notwithstanding anything to the contrary in this Agreement, in the event Bank becomes subject to a resolution proceeding under the Federal Deposit Insurance Act (12 U.S.C. 1811–1835a) or Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (12 U.S.C. 5381–5394) and regulations promulgated under those statutes (each, a “U.S. Special Resolution Regime”) the transfer of this Agreement (and any interest and obligation in or under, and any property securing, the Agreement) from Bank will be effective to the extent effective under the U.S. Special Resolution Regime.

10.3	Interpretation.

Headings are for convenience only and are not intended to affect interpretation. References to sections are to sections of this Agreement and references to sub-sections and paragraphs are to sub-sections of the sections and paragraphs of the sub-sections in which they appear.

10.4	Entire Agreement.

This Agreement, including the Schedules, Exhibits, and Appendices (and any separate agreement which Bank and Customer may enter into with respect to any Cash Account), sets out the entire Agreement between the parties in connection with the subject matter, and this Agreement supersedes any other agreement, statement, or representation relating to custody, whether oral or written including the Original Agreement and all Amendments thereto. Amendments must be in writing and signed by both parties.

10.5	Information Concerning Deposits at Bank’s Non-U.S. Branch.

(a) Under U.S. federal law, deposit accounts that the Customer maintains in Bank’s foreign branches (outside of the U.S.) are not insured by the Federal Deposit Insurance Corporation. In the event of Bank’s liquidation, foreign branch deposits have a lesser preference than U.S. deposits, and such foreign deposits are subject to cross-border risks.

(b) Bank’s London Branch is a participant in the UK Financial Services Compensation Scheme (the “FSCS”), and the following terms apply to the extent any amount standing to the credit of the Cash Account is deposited in one or more deposit accounts at Bank’s London Branch. The terms of the FSCS offer protection in connection with deposits to certain types of claimants to whom Bank London Branch provides services in the event that they suffer a financial loss as a direct consequence of Bank’s London Branch being unable to meet any of its obligations and, subject to the FSCS rules regarding eligible deposits, the Customer may have a right to claim compensation from the FSCS. Subject to the FSCS rules, the maximum compensation payable by the FSCS in relation to eligible deposits is as set out in the relevant information sheet which is available online as referenced below. For the purposes of establishing such maximum compensation, all the Customer’s eligible deposits at Bank London Branch are aggregated and the total is subject to such maximum compensation.

For further information about the compensation provided by the FSCS, refer to the FSCS website at www.FSCS.org.uk. Further information is also available online at http://www.jpmorgan.com/pages/deposit-guarantee-scheme-directive.

10.6	Insurance.

Bank will not be required to maintain any insurance coverage for the specific benefit of Customer. Bank agrees to maintain Bankers Blanket Bond / Computer Misuse and Telephonic

Misuse Insurance to cover loss of property resulting from dishonest, malicious or deliberate criminal acts committed by its employees and Bankers Professional Liability Insurance to protect against loss arising from claims of alleged errors or omissions committed in the performance of professional services under this contract with coverage amounts comparable to other financial institutions of similar size and scope and consistent with what is reasonably available in the marketplace. Upon Customer’s reasonable request, Bank will furnish to Customer a copy of Bank’s customary statement of its insurance coverage and summaries of particular endorsements or exclusions. Bank will notify Customer of material changes in coverage.

10.7	Governing Law and Jurisdiction.

This Agreement will be construed, regulated, and administered under the laws of the United States or State of New York, as applicable, without regard to New York’s principles regarding conflict of laws. The United States District Court for the Southern District of New York will have the sole and exclusive jurisdiction over any lawsuit or other judicial proceeding relating to or arising from this Agreement. If that court lacks federal subject matter jurisdiction, the Supreme Court of the State of New York, New York County will have sole and exclusive jurisdiction. Either of these courts will have proper venue for any such lawsuit or judicial proceeding, and the parties waive any objection to venue or their convenience as a forum. The parties agree to submit to the jurisdiction of any of the courts specified and to accept service of process to vest personal jurisdiction over them in any of these courts. The parties further hereby knowingly, voluntarily and intentionally waive, to the fullest extent permitted by Applicable Laws, any right to statutory prejudgment interest, any right to a trial by jury with respect to any such lawsuit or judicial proceeding arising or relating to this Agreement or the transactions contemplated hereby. To the extent that in any jurisdiction Customer or Bank may now or hereafter be entitled to claim, for itself or its assets, immunity from suit, execution, attachment (before or after judgment) or other legal process, Customer and Bank shall not claim, and it hereby irrevocably waives, such immunity.

10.8	Severability; Waiver; and Survival.

(a) If one or more provisions of this Agreement are held invalid, illegal or unenforceable in any respect on the basis of any particular circumstances or in any jurisdiction, the validity, legality and enforceability of such provision or provisions under other circumstances or in other jurisdictions and of the remaining provisions will not in any way be affected or impaired.

(b) Except as otherwise provided herein, no failure or delay on the part of either party in exercising any power or right hereunder operates as a waiver, nor does any single or partial exercise of any power or right preclude any other or further exercise, or the exercise of any other power or right. No waiver by a party of any provision of this Agreement, or waiver of any breach or default, is effective unless it is in writing and signed by the party against whom the waiver is to be enforced.

(c) The parties’ rights, protections, and remedies under this Agreement shall survive its termination.

10.9	Counterparts.

This Agreement may be executed in several counterparts each of which will be deemed to be an original and together will constitute one and the same agreement.

10.10	Security Holding Disclosure.

With respect to Securities and Exchange Commission Rule 14b-2 under The U.S. Shareholder Communications Act, regarding disclosure of beneficial owners to issuers of Securities, Bank is instructed not to disclose the name, address or Security positions of Customer in response to shareholder communications requests regarding the Accounts.

10.11	U.S. Regulatory Disclosure.

(a) Section 326 of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (“USA PATRIOT Act”) requires Bank to implement reasonable procedures to verify the identity of any person that opens a new account with it. Accordingly, Customer acknowledges that Section 326 of the USA PATRIOT Act and Bank’s identity verification procedures require Bank to obtain information which may be used to confirm Customer’s identity including without limitation Customer’s name, address and organizational documents (“identifying information”). Customer may also be asked to provide information about its financial status such as its current audited and unaudited financial statements. Customer agrees to provide Bank with and consents to Bank obtaining from third parties any such identifying and financial information required as a condition of opening an account with or using any service provided by Bank.

(b) The Customer hereby acknowledges that Bank is obliged to comply with AML/Sanctions Requirements and that Bank shall not be liable for any action it or any Bank Affiliate reasonably takes to comply with any AML/Sanctions Requirement, including identifying and reporting suspicious transactions, rejecting transactions, and blocking or freezing funds, Financial Assets, or other assets. The Customer shall cooperate with Bank’s performance of its due diligence and other obligations concerning AML/Sanctions Requirements, including with regard to any Beneficial Owners (as defined below). In addition, the Customer agrees that:

(i) Bank may defer acting upon an Instruction pending completion of any review under its policies and procedures for compliance with AML/Sanctions Requirements and

(ii) Customer’s utilization of Accounts as omnibus accounts to hold assets of Beneficial Owners is subject to Bank’s discretion. Furthermore, Bank shall not be obliged to hold any “penny stock” (or other Financial Asset raising special anti-money laundering concerns) in any Account in which a Beneficial Owner has an interest, or to settle any transaction in which a Beneficial Owner has an interest, that relates to any “penny stock” or any such other Financial Asset that raises special anti-money laundering concerns. For the purposes of this section, “Beneficial Owner” means any person, other than the Customer, who has a direct or indirect beneficial ownership interest in any assets held in any of the Account.

10.12	Confidentiality.

(a) Subject to Section 10.12(c) Bank will hold all Confidential Information in confidence and will not disclose any Confidential Information to any other party except as may be required by Applicable Laws, a regulator with jurisdiction over the Bank’s business, or with the consent of Customer. Bank will use Confidential Information only for the purpose of fulfilling its obligations under this Agreement.

(b) Bank has implemented and shall maintain appropriate policies, procedures and processes reasonably designed to maintain the confidentiality of Confidential Information and satisfy the requirements of Applicable Law.

(c) Customer authorizes Bank to disclose Confidential Information to the extent necessary to provide relevant services to the Customer to:

(i) the Bank’s Affiliates and branches, any Subcustodian, subcontractor, agent, or any other person that Bank selects or appoints in connection with Bank’s provision of relevant services under this Agreement and Bank believes is reasonably required to have access to the Confidential Information for Bank to provide services under this Agreement, provided that Bank shall not be liable for Customer’s direct Liabilities to the extent that a party listed in this Section 10.12(c)(i) discloses Confidential Information in a manner permitted by this Section 10.12;

(ii) any securities exchange, Securities Depository, broker, issuer or any third party selected by the Customer;

(iii) the Bank’s professional advisors, auditors or public accountants; and

(iv) any revenue authority or any governmental entity in relation to the processing of any tax relief claim.

Bank shall require persons permitted to receive Confidential Information under Section 10.12(c)(i) or Section 10.12(c)(iii) to maintain appropriate policies, procedures and processes reasonably designed to maintain the confidentiality of Confidential Information.

(d) Bank agrees to notify the Customer promptly in the event the Bank determines that a breach of any part of this Section 10.12 has occurred.

10.13	Data Privacy.

Bank maintains an information security program that contains security measures designed to safeguard Customer data that Bank receives, stores, processes or otherwise accesses in connection with the provision of the Services. Bank agrees to use any such Customer data it receives in connection with this Agreement only for the purpose of fulfilling its obligations under this Agreement, and to provide reasonable assistance to Customer to enable Customer to resolve any inquiry, complaint or issue relating to a matter concerning such data. For clarity, the obligations of this Section 10.13 do not apply to personally identifiable information that the Bank is not processing for or on behalf of Customer in connection with the Services. Bank will notify Customer as soon as reasonably practical using normal communication channels after any confirmed unauthorized use, copying or disclosure of any Customer data.

10.14	No Third Party Beneficiaries.

A person who is not a party to this Agreement shall have no right to enforce any term of this Agreement.

10.15	Several Obligations of the Funds.

This Agreement is executed on behalf of the relevant entities and not in the individual capacity of the individual(s) signing the Agreement, and the obligations of this Agreement are not binding upon any of the Customer’s Trustees, officers or shareholders personally but are binding only upon the assets and property of the Customer. With respect to the obligations of each Fund arising hereunder, Bank shall look for payment or satisfaction of any such obligation solely to the assets of the Fund which such obligation relates as though Bank had separately contracted by separate written instrument with respect to each Fund, and in no event shall Bank have recourse, by set off or otherwise, to or against any assets of any other Fund.

10.16	Use of J.P. Morgan’s Name

The Customer agrees not to use (or permit the use of) Bank’s name in any document, publication or publicity material relating to the Customer, including, but not limited to, notices, sales literature, stationery, advertisements, etc., without the prior written consent of Bank (which consent shall not be unreasonably withheld), provided that no prior consent is needed if the document in which Bank’s name is used merely states that Bank is acting as custodian to the Customer or to fulfill the Customer’s regulatory requirements including disclosure requirements in its registration statement and shareholder reports.

[Signature Page Follows]

SIGNED for and on behalf of:

JPMORGAN INSTITUTIONAL TRUST

JPMORGAN TRUST I

JPMORGAN TRUST II

JPMORGAN TRUST IV

J.P. MORGAN FLEMING MUTUAL FUND GROUP, INC.

J.P. MORGAN MUTUAL FUND INVESTMENT TRUST

UNDISCOVERED MANAGERS FUNDS JPMORGAN INSURANCE TRUST

By:	/s/ Timothy Clemens
Name:	Timothy Clemens
Title:	Treasurer

JPMORGAN CHASE BANK, N.A.

By:	/s/ Carl Mehldau
Name:	Carl Mehldau
Title:	Vice President

SCHEDULE A

List of Entities Covered by the Global Custody and Fund Accounting Agreement

Amended as of March 31, 2022

JPMorgan Institutional Trust

JPMorgan Intermediate Bond Trust

JPMorgan Core Bond Trust

J.P. Morgan Fleming Mutual Fund Group, Inc

JPMorgan Mid Cap Value Fund

J.P. Morgan Mutual Fund Investment Trust

JPMorgan Growth Advantage Fund

JPMorgan Insurance Trust

JPMorgan Insurance Trust Core Bond Portfolio

JPMorgan Insurance Trust Global Allocation Portfolio

JPMorgan Insurance Trust Income Builder Portfolio

JPMorgan Insurance Trust Mid Cap Value Portfolio

JPMorgan Insurance Trust Small Cap Core Portfolio

JPMorgan Insurance Trust U.S. Equity Portfolio

JPMorgan Trust I

JPMorgan 100% U.S. Treasury Securities Money Market Fund

JPMorgan Access Balanced Fund

JPMorgan Access Growth Fund

JPMorgan California Municipal Money Market Fund

JPMorgan California Tax Free Bond Fund

JPMorgan Commodities Strategy Fund (liquidated August 30, 2018)

JPMorgan Corporate Bond Fund

JPMorgan Diversified Fund

JPMorgan Diversified Real Return Fund (liquidated on December 8, 2017)

JPMorgan Emerging Markets Corporate Debt Fund (liquidated on February 3, 2020)

JPMorgan Emerging Markets Debt Fund

JPMorgan Emerging Markets Equity Fund

JPMorgan Emerging Markets Strategic Debt Fund

JPMorgan Equity Focus Fund

JPMorgan Equity Low Volatility Income Fund (liquidated on June 4, 2018)

JPMorgan Europe Dynamic Fund

JPMorgan Federal Money Market Fund

JPMorgan Floating Rate Income Fund

JPMorgan Global Allocation Fund

JPMorgan Global Bond Opportunities Fund

JPMorgan Global Research Enhanced Index Fund (liquidated on June 29, 2020)

JPMorgan Hedged Equity Fund

JPMorgan High Yield Municipal Fund

JPMorgan Trust I (continued)

JPMorgan Income Builder Fund

JPMorgan Income Fund

JPMorgan Inflation Managed Bond Fund (to be merged into an ETF on or about April 8, 2022

JPMorgan Intermediate Tax Free Bond Fund

JPMorgan International Advantage Fund (liquidated on February 26, 2021)

JPMorgan International Equity Fund

JPMorgan International Equity Income Fund (liquidated)

JPMorgan International Opportunities Fund (liquidated on October 2, 2017)

JPMorgan International Focus Fund

JPMorgan International Value Fund

JPMorgan International Value SMA Fund (liquidated on June 8, 2018)

JPMorgan Managed Income Fund

JPMorgan Mid Cap Equity Fund

JPMorgan New York Municipal Money Market Fund

JPMorgan New York Tax Free Bond Fund

JPMorgan Opportunistic Equity Long/Short Fund

JPMorgan Prime Money Market Fund

JPMorgan Research Market Neutral Fund

JPMorgan Short Duration Core Plus Fund

JPMorgan Small Cap Blend

JPMorgan Small Cap Equity Fund

JPMorgan Small Cap Sustainable Leaders Fund

JPMorgan SmartAllocation Equity Fund (liquidated on November 30, 2017)

JPMorgan SmartAllocation Income Fund (liquidated on November 30, 2017)

JPMorgan SmartRetirement Income Fund

JPMorgan SmartRetirement 2020 Fund

JPMorgan SmartRetirement 2025 Fund

JPMorgan SmartRetirement 2030 Fund

JPMorgan SmartRetirement 2035 Fund

JPMorgan SmartRetirement 2040 Fund

JPMorgan SmartRetirement 2045 Fund

JPMorgan SmartRetirement 2050 Fund

JPMorgan SmartRetirement 2055 Fund

JPMorgan SmartRetirement 2060 Fund

JPMorgan SmartRetirement Blend Income Fund

JPMorgan SmartRetirement Blend 2020 Fund

JPMorgan SmartRetirement Blend 2025 Fund

JPMorgan SmartRetirement Blend 2030 Fund

JPMorgan SmartRetirement Blend 2035 Fund

JPMorgan SmartRetirement Blend 2040 Fund

JPMorgan SmartRetirement Blend 2045 Fund

JPMorgan SmartRetirement Blend 2050 Fund

JPMorgan SmartRetirement Blend 2055 Fund

JPMorgan SmartRetirement Blend 2060 Fund

JPMorgan Trust I (continued)

JPMorgan Strategic Income Opportunities Fund

JPMorgan Systematic Alpha Fund (liquidated on June 4, 2020)

JPMorgan Tax Aware Equity Fund

JPMorgan Tax Aware Real Return Fund

JPMorgan Tax Aware Real Return SMA Fund (liquidated on September 20, 2019)

JPMorgan Tax Free Money Market Fund

JPMorgan Total Return Fund

JPMorgan Unconstrained Debt Fund

JPMorgan U.S. Applied Data Science Value Fund

JPMorgan U.S. Dynamic Plus Fund (liquidated on March 23, 2018)

JPMorgan U.S. Equity Fund

JPMorgan U.S. GARP Equity Fund

JPMorgan U.S. Large Cap Core Plus Fund

JPMorgan U.S. Research Enhanced Equity Fund

JPMorgan U.S. Small Company Fund

JPMorgan U.S. Sustainable Leaders Fund

JPMorgan U.S. Value Fund

JPMorgan Value Advantage Fund

Security Capital U.S. Core Real Estate Securities Fund (liquidated on December 8, 2017)

JPMorgan Trust II

JPMorgan Core Bond Fund

JPMorgan Core Plus Bond Fund

JPMorgan Equity Income Fund

JPMorgan Equity Index Fund

JPMorgan Government Bond Fund

JPMorgan High Yield Fund

JPMorgan International Research Enhanced Equity Fund (to be merged into an ETF on or about June 10, 2022)

JPMorgan Investor Balanced Fund

JPMorgan Investor Conservative Growth Fund

JPMorgan Investor Growth & Income Fund

JPMorgan Investor Growth Fund

JPMorgan Large Cap Growth Fund

JPMorgan Large Cap Value Fund

JPMorgan Limited Duration Bond Fund

JPMorgan Liquid Assets Money Market Fund

JPMorgan Market Expansion Enhanced Index Fund (to be merged into an ETF on or about May 6, 2022)

JPMorgan Mid Cap Growth Fund

JPMorgan Mortgage-Backed Securities Fund

JPMorgan Multi-Cap Market Neutral Fund (liquidated on March 28, 2018)

JPMorgan Municipal Money Market Fund

JPMorgan Ohio Municipal Bond Fund (liquidated on December 8, 2017)

JPMorgan Short Duration Bond Fund

JPMorgan Short-Intermediate Municipal Bond Fund

JPMorgan Trust II (continued)

JPMorgan Small Cap Growth Fund

JPMorgan Small Cap Value Fund

JPMorgan SMID Cap Equity Fund

JPMorgan Sustainable Municipal Income Fund

JPMorgan Tax Free Bond Fund

JPMorgan Treasury & Agency Fund (liquidated on December 8, 2017)

JPMorgan U.S. Government Money Market Fund

JPMorgan U.S. Treasury Plus Money Market Fund

Undiscovered Managers Funds

JPMorgan Realty Income Fund (to be merged into an ETF on or about May 20, 2022) Undiscovered Managers Behavioral Value Fund

JPMorgan Trust IV

JPMorgan Core Focus SMA Fund

JPMorgan Emerging Markets Research Enhanced Equity Fund

JPMorgan Equity Premium Income Fund

JPMorgan Hedged Equity 2 Fund

JPMorgan Hedged Equity 3 Fund

JPMorgan Institutional Tax Free Money Market Fund

JPMorgan International Equity Plus Fund (liquidated on October 15, 2021)

JPMorgan International Hedged Equity Fund

JPMorgan Macro Opportunities Fund

JPMorgan Municipal SMA Fund

JPMorgan Preferred and Income Securities Fund

JPMorgan Securities Lending Money Market Fund

JPMorgan SmartRetirement 2015 Fund

JPMorgan SmartSpending 2020 Fund1

JPMorgan Ultra-Short Municipal Fund

[1]	To be liquidated on or about April 25, 2022.

SCHEDULE B

List of Transfer Accounts

Amended as of March 31, 2022

ACCOUNT NO.	ACCOUNT TITLE
323508561	Boston Financial Data Services as Agent for JPMorgan Funds WDC Teltran

323363792	BFDS as Agent for JPMorgan Funds for the One Hour Wire Redemption Account

323125832	BFDS Inc. as Agent for JPMorgan Wire Purchase Account

614950074	BFDS as Agent for JPMorgan Check Redemption Account

614960061	Boston Financial Data Services as Agent for JPMorgan Dividend Account

614960029	Boston Financial Data Services as Agent for JPMorgan 12B-1

9102652261	Boston Financial Data Services as Agent for JPMorgan ACH Account

323227627	Boston Financial Data Services as Agent for JPMorgan Custody Shadow DDA

G 04415	BFDS as Agent for JPMorgan Funds Custody Clearing Account

SCHEDULE C

Fund Accounting Services

•	NAV Calculation / Fund Valuation:

•	Standard transactional and NAV materiality thresholds

•	2a-7 pricing for Money Market Funds (daily)

•	Mark to market NAV test performed daily at the composite and class level

•	Fund Pricing and Reporting

•	Utilizing standard and automated vendor inputs, including international Fair Valuation

•	Standard valuation oversight reporting (e.g., Fair Value reports, Broker Prices, etc.)

•	Capital Stock Processing and Reconciliation

•	Utilizing automated data files from transfer agent

•	Automated NAV transmissions to transfer agent

•	Cash Availability Reporting for Money Market Funds

•	Portfolio Trades Processing

•	Utilizing standard and automated inputs

•	Corporate Actions Processing

•	Portfolio Income Recognition

•	Expense Processing

•	Perform fee waiver process for the Money Market Funds

•	Rate Calculations for Daily Distributing Funds

•	SEC Yield Calculations (daily as requested and monthly)

•	Cash Reconciliations (daily)

•	Asset Reconciliations (daily); Futures and Proprietary Fund of Funds daily

•	Other Out of Bank Reconciliations (Weekly/Monthly)

•	NAV Dissemination

•	Utilizing NAVPort/Unity Performance (Related out-of-pocket fees charged to client)

•	Audit Reporting and Coordination

•	External audit, SOCI Reports (SSAE/ISAE), and client due diligence coordination

•	Monitor as of trading until sign-off/filing date of financial statements

•	Prepare Audit Confirms

•	Standard Client Reporting

•	Standard End-of-Day Accounting Information

•	Risk Oversight Reporting (e.g., Aged Receivables, Stale Prices, etc.)

•	Provide data for board reports and pricing committee materials

•	Prime broker reconciliations

•	Provide short extension services for funds which operate a synthetic long/short investment strategy

EXHIBIT A to Schedule C

NET ASSET VALUE ERROR CORRECTION POLICY & PROCEDURES

1.	Definitions

As used in the Schedule to which this Exhibit A is attached and in this Exhibit, the following terms shall have the meaning hereinafter stated:

“Fund Benefit” means a situation where a Fund has either paid insufficient redemption proceeds as a result of an understatement of NAV or received excessive subscription proceeds as a result of an overstatement of NAV. When such a Fund Benefit occurs, the individual Shareholders effecting transactions suffer a corresponding loss (a “Shareholder Loss”).

“Fund Loss” refers to a situation where a Fund has either paid excessive redemption proceeds as a result of an overstatement of the NAV or received insufficient subscription proceeds as a result of an understatement of the NAV. When such a Fund Loss occurs, the individual Unitholders effecting transactions received a corresponding benefit (“Shareholder Benefit”).

“NAV” shall mean the net value of a Fund’s assets and liabilities.

“NAV Error” is defined as one or more errors in the computation of net asset value which, when considered cumulatively, result in a difference between the originally computed NAV and the corrected NAV of at least USD 0.010 (one cent) per share. This computation is based upon the actual difference and is not based upon any rounding of the NAV to the nearest cent per share.

“NAV Error Period” comprises those days during which a NAV Error existed.

“Per Share NAV Error” is the difference between the originally computed per Share NAV, and the amount that would have been computed had the errors not occurred.

“Shareholder” means a holder of one or more Shares.

“Shares” means the shares issued by the Fund.

The term “responsible person” means one or more persons who, by virtue of negligence, fraud, or willful misconduct, caused or contributed to an NAV Error.

2.	Error Correction Procedures

The following procedures will be utilized by Bank with respect to NAV Error corrections:

(a)	If the error in the computation of the net asset value is less than USD 0.010 (one cent) per Share, no action shall be taken.

(b)

If a Per Share NAV Error is less than 1⁄2 of 1% (one half of one percent) of the originally computed per Share NAV, Bank, on behalf of the Fund, will determine whether total Fund Losses exceeded total Fund Benefits for the NAV Error Period. If the Fund incurred a net Loss, the Customer will be responsible for obtaining reimbursement for such loss from the responsible person or persons. If the Fund had a net benefit, no action needs to be taken; however, such net Benefit should not be carried forward to any analyses performed in the future for other NAV Errors that may arise.

(c)

If the Per Share NAV Error equals or exceeds 1⁄2 of 1% (one half of one percent) of the originally computed per Share NAV, 1) account adjustments should be made to compensate Shareholders for Shareholder Losses, and 2) the Customer will be responsible for obtaining reimbursement for such loss from the responsible person or persons for Fund Losses.

(i)

With respect to individual Shareholder Losses, the Fund (or responsible party) shall pay to individual Shareholders any additional redemption proceeds owed and either refund excess subscription monies paid or credit the Shareholder account as of the date of the NAV Error, for additional Shares. Nevertheless, no correction of a given individual Shareholder account shall be made unless the applicable Shareholder Loss for such Shareholder equals or exceeds a de minimis amount of USD 25 (twenty-five dollars).

(ii)

With respect to Fund Losses, the Customer will be responsible for causing either the responsible person or persons or the individual Unitholders to reimburse the Fund for the amount of the Fund Losses. (Note that there is no netting of Fund Losses (as described in (b) above) where the error equals or exceeds 1⁄2 of 1% (one half of one percent) of NAV, to the extent benefits were paid out by the Fund to Shareholders as account adjustments).

(d)

In the case of an NAV Error that fluctuates above and below 1⁄2 of 1% (one half of one percent), individual Unitholder adjustments should be effected for those days where the NAV Error was equal to or exceeded 1⁄2 of 1% (one half of one percent). With respect to the remaining days, the Fund level process described above in Sections 2(a) and (b) above shall apply.

(e)

If there is a subsequent discovery of an error which affects a NAV Error Period that had previously been corrected in the manner described above, the subsequently discovered NAV Error should be analyzed in isolation without taking into consideration the previously corrected NAV Errors.

(f)

In cases where an NAV Error equals or exceeds one half of one percent of the originally computed per Share NAV, the Fund will instruct the Transfer Agent to reprocess transactions at the expense of the responsible person or persons.

(g)

In cases where Bank is not the responsible person with regard to an NAV Error, Bank shall be entitled to reasonable compensation for the work it performs with respect to the remediation of the NAV Error.

(h)

In cases where Bank is a responsible person with regard to an NAV Error, but not the sole responsible person, the Fund, to the extent customary under industry practice, shall seek recovery from each such responsible person, for its proportional share of the applicable Fund Loss or Shareholder Loss, as applicable.

SCHEDULE D

Money Market Services

The information in this Schedule D covers the following services for the Money Market Funds listed below:

Hourly Amortized Cost Net Asset Value Calculations. The Bank will produce hourly NAVs that are indicative of whether the Fund will maintain an NAV of a dollar per share. These NAV calculations will include any capital stock and/or portfolio trades entered into the fund accounting system, either electronically or manually, prior to the next calculated hourly NAV. The Bank will escalate any NAV difference against the tolerance threshold to the Funds’ administrator based on agreed upon tolerance limits. Any NAVs that break the tolerance threshold will be fully investigated and resolved. The hourly NAVs will only be distributed to the Administrator.

Daily Net Asset Value Calculations. Calculate a daily market value NAV, or “shadow NAV”, using market vendor pricing. The NAV calculations will be validated against agreed upon tolerance thresholds and will be posted on the J.P. Morgan Funds’ website daily.

Floating Net Asset Value Calculations. Calculate an official dealing NAV once per day and at such additional times as shall be agreed by Bank, at 4-decimal place precision, using market pricing from applicable vendors as dictated in JPMIMs Pricing Matrix. Income is excluded from all intraday NAV calculations as the funds policy assumes a full distribution of net income on a daily basis. The NAV calculations will be validated against agreed upon tolerance thresholds and will be disseminated to all applicable intermediaries along with being posted to J.P. Morgan Funds’ website at each NAV strike time.

Funds Covered by These Services

JPMorgan Trust I

JPMorgan 100% U.S. Treasury Securities Money Market Fund

JPMorgan California Municipal Money Market Fund

JPMorgan Federal Money Market Fund

JPMorgan New York Municipal Money Market Fund

JPMorgan Prime Money Market Fund (*Floating NAV Calculations)

JPMorgan Tax Free Money Market Fund

JPMorgan Trust II

JPMorgan Liquid Assets Money Market Fund

JPMorgan Municipal Money Market Fund

JPMorgan U.S. Government Money Market Fund

JPMorgan U.S. Treasury Plus Money Market Fund

JPMorgan Trust IV

JPMorgan Institutional Tax Free Money Market Fund (*Floating NAV Calculations)

JPMorgan Securities Lending Money Market Fund (*Floating NAV Calculations)

SCHEDULE E

Amended Fee Schedule

Custody Fees

Safekeeping and Straight-Through Processing (STP) Transactions

Safekeeping: Basis point fees apply to assets that the Customer has instructed Bank to hold or reflect on its custody systems.

STP Transactions: STP fees are applied to all securities transactions (including receives and delivers, both vs payment and free of payment, trade cancellations, and trade amendments), effected during the billing period via electronic trade instructions received by Bank, which enable straight-through processing.

Location of Settlement	Safekeeping	STP Transactions
	Basis Point Fee	STP Fee
Argentina	15.00	40.00
Australia	1.00	20.00
Austria	1.50	20.00
Bahrain	30.00	80.00
Bangladesh	30.00	80.00
Belgium	1.00	15.00
Bermuda	15.00	45.00
Botswana	30.00	80.00
Brazil	7.00	30.00
Bulgaria	30.00	75.00
Canada	0.90	15.00
Chile	16.00	45.00
China	10.00	45.00
China Connect[1]	1.50	25.00
Clearstream	1.00	8.00
Colombia	30.00	65.00
Croatia	20.00	45.00
Cyprus	20.00	75.00
Czech Republic	12.00	35.00
Denmark	1.25	22.25
Egypt	15.00	45.00
Estonia	25.00	65.00
Euroclear[2]	0.85	8.00
Finland	1.25	22.25
France	1.00	20.00
Germany	1.00	20.00
Ghana	25.00	80.00

Location of Settlement	Safekeeping	STP Transactions
	Basis Point Fee	STP Fee
Greece	5.00	35.00
Hong Kong[1]	1.50	25.00
Hungary	12.00	45.00
Iceland	20.00	60.00
India	7.00	30.00
Indonesia	7.00	40.00
Ireland	1.50	25.00
Israel	16.00	45.00
Italy	1.25	22.25
Japan	1.00	8.00
Jordan	40.00	80.00
Kazakhstan	40.00	80.00
Kenya	30.00	80.00
Kuwait	35.00	80.00
Latvia	20.00	65.00
Lithuania	25.00	65.00
Luxembourg	2.50	25.00
Malaysia	5.00	25.00
Mauritius	30.00	80.00
Mexico	5.00	35.00
Morocco	30.00	75.00
Namibia	30.00	80.00
Netherlands	1.00	15.00
New Zealand	1.50	25.00
Nigeria	30.00	55.00
Norway	1.25	20.00
Oman	30.00	80.00
Pakistan	30.00	75.00
Peru	25.00	60.00
Philippines	7.00	35.00
Poland	16.00	55.00
Portugal	3.00	30.00
Qatar	35.00	80.00
Romania	30.00	75.00
Russia	13.00	45.00
Saudi Arabia	30.00	80.00
Serbia	25.00	85.00
Singapore	2.50	30.00

Location of Settlement	Safekeeping	STP Transactions
	Basis Point Fee	STP Fee
Slovakia	20.00	50.00
Slovenia	25.00	50.00
South Africa	4.00	25.00
South Korea	6.00	30.00
Spain	1.00	20.00
Sri Lanka	20.00	65.00
Sweden	1.25	22.25
Switzerland	1.00	20.00
Taiwan	7.00	40.00
Tanzania	30.00	80.00
Thailand	7.00	35.00
Tunisia	35.00	65.00
Turkey	8.00	35.00
Ukraine	30.00	80.00
United Arab Emirates	17.50	80.00
United Kingdom	0.15	8.00
United States	0.05	2.25
Uruguay	30.00	65.00
Vietnam	25.00	65.00
West African Economic & Monetary Union (Benin, Burkina Faso, Guinea-Bissau, Ivory Coast, Mali, Niger, Senegal, Togo)	50.00	100.00
Zambia	30.00	80.00
Zimbabwe	30.00	80.00

Safekeeping and Straight-Through Processing (STP) Transactions – Notes and Methodologies

•

Safekeeping: Fees are assessed on the basis of 30 calendar days per month over 360 days per calendar year (i.e. “30/360”). Basis point fees will be calculated by Bank at the end of the relevant billing period using asset values on the last day of such billing period derived from data provided by Bank’s selected pricing sources in accordance with Bank’s pricing practices applied at its discretion. If the asset value on the last day of a billing period is less than 85% of the asset value on the last day of the immediately preceding billing period, Bank reserves the right to calculate basis point fees for the billing period based on the average asset value during the billing period rather than the asset value on the last day of the billing period taking into account factors such as whether the decrease in asset value was related to the sale of securities or changes in the market prices of securities.

•

STP Transactions: STP fees will be assessed where Bank receives authorized instructions in accordance with the terms of the Definitive Agreement(s) in an electronic format that enables STP, when applicable. Trade instructions that require manual input or repair will incur surcharges as set forth herein.

•	[1] Safekeeping and STP fees in Hong Kong and China Connect will be consolidated under Hong Kong for purposes of billing invoices.

•

[2] Bank may, at its discretion, bill local non-International Central Securities Depository (ICSD) issued assets that are settled and held through an ICSD on the basis of underlying local market safekeeping fees set forth herein. To the extent the underlying local market safekeeping fees are not stated herein, Bank will assess a standard rate for the relevant market and/or service to be determined by Bank, unless an alternative pricing arrangement is agreed in writing between Customer and Bank.

Other Transaction Fees

The fees set forth in this section apply to Non-STP Transactions and other security transactions, such as record-keeping, inter-account transfers, exchange traded option transactions and repo transactions.

Other Transaction Fees		Fees
Non-STP Surcharge – Repairs	Per Transaction	25.00
Manual Instruction Surcharge	Per Transaction	50.00
Physical Securities Transaction	Per Transaction	20.00
Record Keeping-Only Transaction Post	Per Transaction	5.00
Inter-account Transfer – Book-Entry Security	Per Transaction Per Side	2.50
Collateral Pledge	Per Transaction	2.25

Note: ‘Non-STP Surcharge – Repairs Fee’ and the ‘Manual Instruction Surcharge Fee’ are charged in addition to the STP Fee.

Other Transaction Fees – Notes and Methodologies

•	Non-STP Surcharge – Repairs: includes corporate action instructions repaired by Bank

•	Manual Instruction Surcharge: includes manual corporate action instruction submission

Proxy Services

The fees set forth in this section apply where Customer has opted in to the service, and vary by type of market and level of service provided.

Proxy Services – Fees

Proxy Services		Fees
Standard Market	Per Vote	15.00
Complex Market	Per Vote	45.00

Proxy Services – Notes and Methodologies

•	Standard and Complex markets of settlement are defined as per the grid below and are subject to change at Bank’s discretion.

•	Additional out of pocket expenses may apply in any market in relation to services such as travel and accommodation expenses, legal expenses and personal attendance requests.

Proxy Voting Market Types
Standard					Complex
Australia	Hong Kong	Malawi	Philippines	Tunisia	Argentina	Croatia	France	Norway	Sweden

Bahrain	India	Malaysia	Russia	U.A.E.	Austria	Cyprus	Germany	Peru	Switzerland

Bangladesh	Indonesia	Mauritius	S. Africa	Uganda	Belgium	Czech Rep.	Greece	Poland	Tanzania

Bermuda	Ireland	Mexico	S. Korea	Ukraine	Brazil	Denmark	Hungary	Portugal	Turkey

Botswana	Israel	Morocco	Singapore	United Kingdom	Bulgaria	Egypt	Iceland	Romania

Canada	Japan	Namibia	Slovak Rep.	United States*	China	Euro CD	Italy	Saudi Arabia

Chile	Jordan	New Zealand	Spain	Vietnam	Clearstream	Euroclear	Latvia	Serbia

Colombia	Kenya	Nigeria	Sri Lanka	Zambia	Costa Rica	Finland	Netherlands	Slovenia

Estonia	Kuwait	Oman	Taiwan	Zimbabwe

Ghana	Lithuania	Pakistan	Thailand

*	No charge if a Fund’s advisor or subadvisor instructs directly.

Custody Collateral Control Services

Set-up and maintenance of collateral control accounts.

Custody Collateral Control Services – Fees

Collateral Services		Fees
Account Maintenance: Custody Collateral Control Account	Per Open Account Per Annum	2,000.00

Custody Collateral Control Services – Notes and Methodologies

•	Includes tri-party, re-insurance, and statutory deposit accounts.

•	Per annum fees are assessed pro-rata on the basis of 30/360 for the relevant billing period.

•	Per account fees are assessed for each account open on Bank’s custody systems irrespective of whether the account has any holdings or activity.

Income and Redemption Processing

The fees set forth in this section are for processing of income and redemption events.

Income and Redemption Processing – Fees

Income and Redemption Processing		Fees
Income Processing: Book Entry	Per Posting	2.25
Income Processing: Physical	Per Posting	15.00
Redemptions: Book Entry	Per Posting	2.25
Redemptions: Physical	Per Posting	15.00

Income and Redemption Processing – Notes and Methodologies

•	Income processing includes principal paydowns, interest on fixed income securities and dividends on equities (cash and/or stock).

•	Redemptions include maturities and full or partial calls on fixed income securities.

•	Fees are assessed for income and redemption events for United States securities. Bank may, at its discretion, also assess fees for income and redemption events for non-United States securities.

Core Cash Services

The fees set forth in this section are for cash payment and receipt services.

Core Cash Services – Fees

Core Cash Services		Fees
Free Cash Wire Payment	Per Transaction	3.50
Free Cash Wire Receipt	Per Transaction	3.50
Inter-account Transfer – Cash	Per Transaction	2.50
Third-Party FX via CLS	Per Transaction Per Leg	7.00

Manual Cash Instruction Surcharge	Per Transaction	50.00
Cash Instruction Repair Surcharge	Per Transaction	25.00
Checks	Per Check	25.00

Core Cash Services – Notes and Methodologies

•

Manual Cash Instruction Surcharge: Cash instructions that require manual input will incur surcharge as set forth above. This fee will be assessed in addition to standard transaction charges for all faxed or free format SWIFT instructions sent to Bank.

•

Cash Instruction Repair Surcharge: STP cash instructions that require amendment or repair by Bank to enable the instructions to be processed will incur surcharge as set forth above. This fee will be assessed in addition to standard transaction charges.

Custody Additional Notes and Methodologies

•

Repurchase agreement (Repo) transactions will be assessed as follows: (1) Bilateral Repo: (a) STP Fees apply for each on-leg and off-leg ‘Delivery vs. Payment’ or ‘Receipt vs. Payment’ trade settlements; and (b) Repo Transaction Post fee applies for the maintenance of the repo position on Bank’s system. (2) Triparty Repo: (a) a Repo Transaction Post fee applies for each on-leg and off-leg transaction; and (b) a Free Cash Wire Receipt or Payment fee applies for the on-leg and off-leg transactions.

•

Exchange-traded options will be assessed as follows: (1) a Record Keeping-Only Transaction Post fee applies for the option transaction. (2) a Collateral Pledge fee applies for the pledge/un-pledge of the underlying equity.

•

Time Deposits will be assessed as follows: (1) a Record Keeping-Only Transaction Post fee applies for each on-leg and off-leg transactions. (2) a Free Cash Wire Receipt or Payment fee applies for the on-leg and off-leg transactions.

Fund Accounting Services Fees

Fund Accounting Fee (Month end Net Assets):

The basis point tiering structure is applied to aggregated total net assets of the Funds. The resulting total basis point fee is then prorated to each Fund based on its net assets as a proportion of the aggregated total net assets subject to a Fund level minimum fee (based upon month end net assets).

All Funds excluding Money Market Funds:

Asset Tier	Annual Fee (in bps)
Up to 100,000,000,000	0.375
100,000,000,000 – 175,000,000,000	0.300
Above 175,000,000,000	0.200

Note: Fee excludes customized NAV service requirements e.g. Non-standard NAV cut-off and deliveries. Money Market Funds:

Money Market Funds:

Asset Tier	Annual Fee (in bps)
Up to and including 250,000,000,000	0.13
Above 250,000,000,000	0.10

Note: Fee excludes customized NAV service requirements e.g. Non-standard NAV cut-off and deliveries, which may be charged an additional amount as agreed upon by the parties.

A cap on Fund Accounting fees for each Money Market Fund will be set at $1,400,000 per annum. The foregoing fee cap may be adjusted annually during the term of this Fee Agreement upon the request of either party and the parties hereby agree to negotiate diligently and in good faith any such adjustment.

Fund Accounting Minimums:

Minimum Fee (applied monthly)	Annual Fee
All Funds excluding Money Market Funds	Per Fund	20,000.00
Money Market Funds	Per Fund	15,000.00

Note: Fund minimums will apply only for Funds that have commenced operations. Startup funds will be charged at a rate of 50% of the greater of the Asset Tier or Fund Minimum fee for a period of 6 months after commencement of operations. Liquidating funds (e.g. funds where daily NAV is not calculated and which remain open pending receipt of outstanding claims) will be charged at the rate of 50% of the Fund Minimum fee until accounts are instructed by Customer to be closed.

Share Class Valuation fees

The following fees are quoted per Fund per annum unless otherwise stated:

Additional Fees	Annual Fee
Additional Share Classes (greater than 10)	Per Class	2,000.00

Additional Fund Accounting Service Fees:

Additional Fees	Description	Fee Per Annum unless otherwise stated
Hourly Money Market Amortized Cost NAVs		5,000.00 per fund
Floating NAV Fee	Provision for two floating NAVs per day for Money Market Funds	85,000.00 per fund
Daily Money Market NAV Calculation Fee		15,000.00 per fund

Complex Asset Servicing

Service	Description	Fee per annum unless otherwise stated
Manual Trade Processing	Trade instructions requiring manual intervention such as fax or email transmitted instructions	50.00– per manual trade

OTC Valuation & Processing

Source and validate valuations from approved vendors or received from fund manager/Fund/counterparty. Calculation of cash flows or receipt of cash events from fund manager/Fund where relevant. Automated processing of valuation and cash data into accounting system.

Reconciliation of positions to fund manager/Fund and counterparty/clearing broker.

Pricing Direct: 2.50 per position per day Other Vendor: 4.50 per position per day Non-Independent: 1.00 per position per day

CFD Processing[1]	Process CFD components: Income, corporate actions and financing. Capture of settlement activity & realisation of cash within the Fund. Reconciliation to prime broker.	0.50 per position per day

[1]	Per position fees are also applicable to Equity Swaps and Basket Swaps (except listed or custom index-based basket swaps).

Service	Description	Fee per annum unless otherwise stated

OTC Valuation Comparison	Comparison between Bank Independent OTC valuation and an agreed secondary OTC valuation. Reporting of reconciliation results to be made available to the Customer.	Pricing Direct: 1.00 per position per day Other Vendor: 3.00 per position per day Non-Independent: 0.50 per position per day

Bank Loan Position Fee	Trade capture & maintenance on Loan recordkeeping system. Process lifecycle events & cash flows from loan agent, and collect and store agent bank notices. Reconcile daily to separate fund cash account and monthly position to agent bank. Calculate and post accruals to Fund & price assets.	500.00 per position per annum

Miscellaneous

A.	Fees and Expenses.

•

Fees. Bank will present invoices monthly in arrears. Fees included in this Fee Proposal are based upon information provided by Customer, and where necessary, assumptions that Bank believes to be reasonable are applied. All amounts set forth in this Fee Proposal are quoted in U.S. Dollars.

•

Expenses. Bank may charge you for additional out-of-pocket expenses it incurs in the course of providing the Services. Such out-of-pocket expenses may include, but are not limited to, late instruction/settlement fees, local market account opening fees, taxes, issuer fees, legal fees, translation fees, tax reclaim filing fees and/or travel expenses.

B.

AutoFX. For pricing in respect of foreign exchange activity via Bank’s custody FX platform, AutoFX, please refer to the separate pricing letter which will be provided to you in the event that Bank provides this service to you.

C.

FX Conversion. Where costs are incurred in a currency other than your invoice base currency, or costs are based on a valuation of any of your securities in a currency other than your invoice base currency, Bank will perform a foreign exchange calculation to determine such costs payable by you. Such calculation will typically use the WM/Reuters spot rate (“Benchmark Rate”) for the relevant currency pair published at 4:00pm London time on the last business day of each calendar month for which you will be invoiced. However, the Benchmark Rate used in such calculation may change from time to time and Bank will notify you of such rate change.

D.

New Markets or Services. To the extent Customer engages in a market or utilizes a service where fees are not stated in this Fee Proposal, Bank will assess a standard rate for the relevant market or service to be determined by Bank, unless an alternative pricing arrangement is agreed in writing between Customer and Bank. The relevant rate will be assessed commencing at the time the market or service is first engaged or utilized. Resultant charge will be detailed within Customer’s invoice and the Fee Proposal will be deemed to include the rate for such market and/or service.

E.

Overdrafts. In the event that Bank, in its sole discretion, provides an overdraft to Customer, Bank will charge interest at a rate to be determined by Bank. For foreign overdrafts, including USD held offshore, overdraft rates vary by currency and by day, depending largely on market liquidity and prevailing overnight rates. For domestic overdrafts, the overdraft rate is Effective Fed Funds + 150bps.

F.

Earnings Credit Rate. In the event that Bank, in its sole discretion, provides an Earnings Credit Rate program to Customer, and the application of the Earnings Credit Rate program results in a positive number or Earnings Credit, the Earnings Credit may be used to offset fees accrued in Customer’s account during the billing period, up to the amount of the Earnings Credit. Unused Earnings Credits are carried over from month to month during a calendar year and expire at the end of each calendar year. Unused Earnings Credits may not be applied to prior billing periods and cannot be converted into interest. Customer should continuously monitor and adjust balances to ensure optimal use of available Earnings Credits by year-end.

G.

Customized Products. Any customized technology projects required to meet Customer’s specific requirements, such as non- standard reporting requirements, system interfaces or enhancements, will be billed to Customer based on the time and materials required to design, develop, test and deliver the project, unless an alternative arrangement is agreed in writing between Customer and Bank.

SCHEDULE F

J.P. Morgan Securities Services Global Custody Restricted Markets Schedule

The following table identifies certain markets that Bank has determined to be restricted markets and provides summary information about the nature of the restrictions applicable in each. Bank reserves the right to update this Schedule from time to time upon notice to Customer.

Market	Restrictions
Costa Rica

If Bank’s Costa Rican Subcustodian exits the market or becomes an unacceptable provider of subcustody services, Bank may cease to provide custody services with respect to Securities that are safekept in Costa Rica. Although Bank will work with customers to mitigate the impact of any decision to exit the market, it may not be practicable to give significant advance notice of the exit.

Iceland

Until further notice from Bank, no deposits of Icelandic currency will be held in the Customer’s Cash Account except for the proceeds of sales of Securities safekept in Iceland (“Icelandic Securities”) or where income and corporate action proceeds are paid in local currency.

Until further notice from Bank, any credit of Icelandic currency to the Customer’s Cash Account with Bank will be conditional and subject to reversal by Bank upon notice to Customer except to the extent that the funds are able to be applied at Customer’s Instruction to the purchase of Icelandic Securities or Bank is able to repatriate the funds from Bank’s Icelandic Subcustodian via a foreign exchange transaction (upon Instruction received from Customer). In this regard, Customer will be entitled to no more than Customer’s pro rata share of any recoveries that Bank is able to obtain, as reasonably determined by Bank.

Malawi

Local currency will be held in one or more separate cash accounts that the Customer opened with Bank’s Malawi Subcustodian that are in the Customer’s name and payable exclusively by Bank’s Malawi Subcustodian. In respect of the cash accounts, Bank’s Malawi Subcustodian will be the Customer’s local agent bank and pursuant to a power of attorney, Bank will have a right to instruct Bank’s Malawi Subcustodian in respect to the one or more separate cash accounts that the Customer directly opened in the Customer’s name at the Subcustodian.

Due to the unclear standards in the Malawi market with respect to the completion and submission of corporate action elections, Bank will be subject to a “reasonable efforts” standard of care with respect to any Corporate Action related to Securities safekept in Malawi (“Malawi Securities”).

If Bank’s Malawi Subcustodian exits the market or becomes an unacceptable provider of subcustody services, Bank may cease to provide custody services with respect to Malawi Securities. Although Bank will work with customers to mitigate the impact of any decision to exit the market, it may not be practicable to give significant advance notice of the exit.

Market	Restrictions

Tanzania

Local currency will be held in one or more separate cash accounts that the Customer opened with Bank’s Tanzanian Subcustodian that are in the Customer’s name and payable exclusively by Bank’s Tanzanian Subcustodian. In respect of the cash accounts, Bank’s Tanzanian Subcustodian will be the Customer’s local agent bank and pursuant to a power of attorney, Bank will have a right to instruct Bank’s Tanzanian Subcustodian in respect to the one or more separate cash accounts that the Customer directly opened in the Customer’s name at the Subcustodian.

Due to the unclear standards in the Tanzanian market with respect to the completion and submission of corporate action elections, Bank will be subject to a “reasonable efforts” standard of care with respect to any Corporate Action related to Securities safekept in Tanzania (“Tanzanian Securities”).

If Bank’s Tanzanian Subcustodian exits the market or becomes an unacceptable provider of subcustody services, Bank may cease to provide custody services with respect to Tanzanian Securities. Although Bank will work with customers to mitigate the impact of any decision to exit the market, it may not be practicable to give significant advance notice of the exit.

Ukraine (for Ukrainian Equities only)

Customer should refer to the current version of the applicable Bank’s Ukraine briefing memo regarding the account structure and corporate action nuances of the Ukrainian market.

For client opening accounts in Ukraine and unincorporated client types in particular, due to unclear standards in the Ukrainian market with respect to the completion and submission of corporate action elections, Bank will be subject to a “reasonable efforts” standard of care with respect to any Corporate Action related to equity Securities safekept in Ukraine.

West African Economic and Monetary Union (“WAEMU”)

Local currency will be held in one or more separate cash accounts that the Customer opened with Bank’s WAEMU Subcustodian that are in the Customer’s name and payable exclusively by Bank’s WAEMU Subcustodian. In respect of the cash accounts, Bank’s WAEMU Subcustodian will be the Customer’s local agent bank and pursuant to a power of attorney, Bank will have a right to instruct Bank’s WAEMU Subcustodian in respect to the one or more separate cash accounts that the Customer directly opened in the Customer’s name at the Subcustodian.

If Bank’s WAEMU Subcustodian exits the market or becomes an unacceptable provider of subcustody services, or if market conditions otherwise deteriorate within one or more of the member states of WAEMU, Bank may cease to provide custody services with respect to Securities issued in member states of WAEMU that are settled and safekept at Dépositaire Central/Banque de Règlement S.A. Although Bank will work with customers to mitigate the impact of any decision to exit the market, it may not be practicable to give significant advance notice of the exit.

Zimbabwe

Until further notice from Bank, any credit of U.S. Dollars to the Customer’s Cash Account with Bank applied at Customer’s Instruction to the purchase or sale of Securities safekept in Zimbabwe (the “Zimbabwe Securities”) will be conditional and subject to reversal by Bank upon notice to Customer except to the extent that the funds are able to be repatriated or Bank is able to repatriate the funds from Bank’s

Market	Restrictions

Zimbabwean Subcustodian via a foreign exchange transaction (upon Instruction received from Customer). In this regard, Customer will be entitled to no more than Customer’s pro rata share of any recoveries that Bank is able to obtain, as reasonably determined by Bank.

If Bank’s Zimbabwean Subcustodian exits the market or becomes an unacceptable provider of subcustody services, or if market conditions otherwise deteriorate, Bank may cease to provide custody services with respect to Zimbabwe Securities. Although Bank will work with customers to mitigate the impact of any decision to exit the market, it may not be practicable to give significant advance notice of the exit.

SCHEDULE G

Electronic Access

1. Bank may permit the Customer, and its Authorized Persons and other persons designated by the Customer or its Authorized Persons (collectively “Users”), to access certain electronic systems and applications (collectively, the “Products”) and to access or receive Data (as defined below) electronically in connection with the Agreement. Bank may, from time to time, introduce new features to the Products or otherwise modify or delete existing features of the Products in its sole discretion. Bank shall endeavor to give the Customer reasonable notice of its termination or suspension of access to the Products, including suspension or cancelation of any User Codes, but may do so immediately if Bank determines, in its sole discretion, that providing access to the Products would violate Applicable Law or that the security or integrity of the Products is known or suspected to be at risk. Access to the Products shall be subject to the Security Procedure.

2. In consideration of the fees paid by the Customer to Bank and subject to any applicable software license in relation to Bank-owned or sublicensed software provided for a particular application and Applicable Laws, Bank grants to the Customer a non-exclusive, non-transferable, limited and revocable license to use the Products and the information and data made available through the Products or transferred electronically (the “Data”) for the Customer’s internal business use only. The immediately preceding sentence does not apply to the records described in Section 2.13 of the Agreement. The Customer may download the Data and print out hard copies for its reference, provided that it does not remove any copyright or other notices contained therein. The license granted herein will permit use by the Users, provided that such use shall be in accordance with the terms of the Agreement, including this Schedule. The Customer will not disclose or distribute (and will cause the Users not to disclose or distribute) to any other party, or allow any other party to access, inspect or copy the Products or any Data, except as reasonably necessary in the course of Customer’s management or administration of the funds or accounts for which services are provided under this Agreement. The Customer acknowledges that elements of the Data, including prices, Corporate Action information, and reference data, may have been licensed by Bank from third parties and that any use of such Data beyond that authorized by the foregoing license, may require the permission of one or more third parties in addition to Bank.

3. The Customer acknowledges that there are security, cyberfraud, corruption, transaction error and access availability risks associated with using open networks such as the internet to access and use the Products, and the Customer hereby expressly assumes such risks. The Customer is solely responsible for obtaining, maintaining and operating all systems, software (including antivirus software, anti-spyware software, and other internet security software) and personnel necessary for the Customer and its Users to access and use the Products. All such software must be interoperable with Bank’s software. Each of the Customer and Bank shall be responsible for the proper functioning, maintenance and security of its own systems, services, software and other equipment.

4. In cases where Bank’s website or the Products are unexpectedly down or otherwise unavailable, Bank shall, absent a force majeure event, provide other appropriate means for the Customer or its Users to instruct Bank or obtain reports from Bank. Bank shall not be liable for any Liabilities arising out of the Customer’s use of, access to or inability to use the Products in the absence of Bank’s gross negligence, fraud or willful misconduct.

5. Use of the Products may be monitored, tracked, and recorded. In using the Products, the Customer hereby expressly consents to, and will ensure that its Users are advised of and have consented to, such monitoring, tracking and recording, and Bank’s right to disclose data derived from such activity in accordance with the Agreement, including this Annex. Bank shall own all right, title and interest in the data reflecting the Customer usage of the Products or Bank’s website (including general usage data and aggregated transaction data), provided that Bank’s use of such data shall remain, subject to its obligations of confidentiality set forth in this Agreement. Individuals and organizations should have no expectation of privacy unless local law, regulation, or contract provides otherwise. The Customer hereby expressly consents, and will ensure that its Users are advised of and have consented to, Bank’s collection, storage, use and transfer (including to or through jurisdictions that do not provide the same statutory protection as the originating jurisdictions(s)) of their personal data. Any personal data collected through, or in connection with, the Customer’s use of the Products shall be subject to Bank’s Privacy Policy (available at: https://www.jpmorgan.com/global/privacy) and Cookies Policy (available at: https://www.jpmorgan.com/global/cookies), each as updated from time to time and incorporated herein by reference.

6. The Customer shall not knowingly upload, post or transmit to or distribute or otherwise publish through the Products or Bank’s web site any materials which (i) restrict or inhibit any other user from using and enjoying the Products or the website, (ii) are defamatory, offensive, explicit, or indecent, (iii) infringe the rights of third parties including intellectual property rights, (iv) contain a virus, Trojan horse, worm, time bomb, cancelbot or other harmful component, or (v) constitute or contain false or misleading information.

7. The Customer shall promptly and accurately designate in writing to Bank the geographic location of its Users upon written request. The Customer shall not access, and shall not permit its Users to access, the service from any jurisdiction where Bank informs the Customer, or where the Customer has actual knowledge, that the service is not authorized for use due to local regulations or laws, including applicable software export rules and regulations. Prior to submitting any document which designates the Users, the Customer shall obtain from each User all necessary consents to enable Bank to process data concerning that User for the purposes of providing the Products.

8. The Customer will be subject to and shall comply with Applicable Law with regard to its use of the Products, including Applicable Law concerning restricting collection, use, disclosure, processing and free movement of the Data.

9. The Customer shall be responsible for the compliance of its Users with the terms of this Schedule.